- --------------------------------------------------------------------------------

                           PURCHASE AND SALE AGREEMENT

                                  BY AND AMONG

                        AMERICAN HEALTH PROPERTIES, INC.
                               AHP OF KANSAS, INC.
                            AHP OF NEW ORLEANS, INC.
                                       AND
                                AHP OF UTAH, INC.

                                       AND

                        PARACELSUS HEALTHCARE CORPORATION
                                       AND
                    PARACELSUS PIONEER VALLEY HOSPITAL, INC.



                            DATED AS OF MAY 15, 1996

- --------------------------------------------------------------------------------

            DISPUTES UNDER THIS AGREEMENT ARE SUBJECT TO ARBITRATION

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE 1 DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE 2 PURCHASE AND SALE OF ASSETS. . . . . . . . . . . . . . . . . . . .  11
          2.1  Halstead Bonds and Halstead Equipment . . . . . . . . . . . .  11
          2.2  Elmwood Fee Property. . . . . . . . . . . . . . . . . . . . .  11
          2.3  Pioneer Fee Property. . . . . . . . . . . . . . . . . . . . .  11

ARTICLE 3 ASSIGNMENTS OF OTHER ASSETS. . . . . . . . . . . . . . . . . . . .  12
          3.1  Halstead Facility Assignments . . . . . . . . . . . . . . . .  12
          3.2  Elmwood Parking Lease Assignment.
          3.3  Pioneer Lease . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE 4 PURCHASE PRICE . . . . . . . . . . . . . . . . . . . . . . . . . .  12
          4.1  Halstead Purchase Price . . . . . . . . . . . . . . . . . . .  12
          4.2  Elmwood Purchase Price. . . . . . . . . . . . . . . . . . . .  12
          4.3  Pioneer Purchase Price. . . . . . . . . . . . . . . . . . . .  13

ARTICLE 5 TERMINATION OF CERTAIN AGREEMENTS. . . . . . . . . . . . . . . . .  13
          5.1  Halstead Facility Terminations. . . . . . . . . . . . . . . .  13
          5.2  Elmwood Facility Terminations . . . . . . . . . . . . . . . .  13

ARTICLE 6 DOCUMENTS OF CONVEYANCE. . . . . . . . . . . . . . . . . . . . . .  13
          6.1  AHP Kansas - Halstead Facility Documents. . . . . . . . . . .  13
          6.2  Paracelsus Utah - Halstead Facility Documents . . . . . . . .  14
          6.3  AHP New Orleans - Elmwood Facility Documents. . . . . . . . .  14
          6.4  Paracelsus Utah - Elmwood Facility Documents. . . . . . . . .  15
          6.5  Paracelsus Utah - Pioneer Facility Documents. . . . . . . . .  15
          6.6  AHP Utah - Pioneer Facility Documents . . . . . . . . . . . .  16
          6.7  Additional Documents and Further Assurances . . . . . . . . .  16

ARTICLE 7 REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . .  16
          7.1  Paracelsus Entities Representations And Warranties. . . . . .  16
               (A)  Organization, Powers, Etc. . . . . . . . . . . . . . . .  16
               (B)  Due Authorization. . . . . . . . . . . . . . . . . . . .  17
               (C)  Governmental Approvals . . . . . . . . . . . . . . . . .  17
               (D)  Columbia Agreement . . . . . . . . . . . . . . . . . . .  17
               (E)  No Litigation. . . . . . . . . . . . . . . . . . . . . .  17
               (F)  No Conflicts . . . . . . . . . . . . . . . . . . . . . .  17

               (G)  Solvency . . . . . . . . . . . . . . . . . . . . . . . .  18
               (H)  Title. . . . . . . . . . . . . . . . . . . . . . . . . .  18
               (I)  Suitability. . . . . . . . . . . . . . . . . . . . . . .  18
               (J)  Regulatory Compliance. . . . . . . . . . . . . . . . . .  18
               (K)  Commitments. . . . . . . . . . . . . . . . . . . . . . .  18
               (L)  Condition. . . . . . . . . . . . . . . . . . . . . . . .  19
               (M)  Competing Uses; Access . . . . . . . . . . . . . . . . .  19
               (N)  Licensure. . . . . . . . . . . . . . . . . . . . . . . .  20
               (O)  Medicare Participation/Accreditation . . . . . . . . . .  20
               (P)  Environmental Matters. . . . . . . . . . . . . . . . . .  21
               (Q)  Asbestos . . . . . . . . . . . . . . . . . . . . . . . .  22
               (R)  Brokers. . . . . . . . . . . . . . . . . . . . . . . . .  22
               (S)  Financial Statements . . . . . . . . . . . . . . . . . .  22
               (T)  No Misstatements . . . . . . . . . . . . . . . . . . . .  22
          7.2  AHP Entities Representations And Warranties . . . . . . . . .  22
               (A)  Organization, Powers, Etc. . . . . . . . . . . . . . . .  22
               (B)  Due Authorization. . . . . . . . . . . . . . . . . . . .  23
               (C)  Governmental Approvals . . . . . . . . . . . . . . . . .  23
               (D)  No Litigation. . . . . . . . . . . . . . . . . . . . . .  23
               (E)  No Conflicts . . . . . . . . . . . . . . . . . . . . . .  23
               (F)  Solvency . . . . . . . . . . . . . . . . . . . . . . . .  24
               (G)  Title To Elmwood Real Property . . . . . . . . . . . . .  24
               (H)  Title to Halstead Real Property. . . . . . . . . . . . .  24
               (I)  Transfers on an "As Is" Basis. . . . . . . . . . . . . .  24
               (J)  Brokers. . . . . . . . . . . . . . . . . . . . . . . . .  24
               (K)  No Misstatements . . . . . . . . . . . . . . . . . . . .  24

ARTICLE 8 CONDITIONS PRECEDENT TO OBLIGATIONS OF AHP ENTITIES. . . . . . . .  25
          8.1  Representations and Warranties. . . . . . . . . . . . . . . .  25
          8.2  Compliance with this Agreement. . . . . . . . . . . . . . . .  25
          8.3  Consummation of the Columbia Agreement. . . . . . . . . . . .  25
          8.4  Delivery and Effectiveness of Documents . . . . . . . . . . .  25
          8.5  Pioneer Closing . . . . . . . . . . . . . . . . . . . . . . .  25
          8.6  Payment of Purchase Price . . . . . . . . . . . . . . . . . .  25
          8.7  Halstead Sublease Rents . . . . . . . . . . . . . . . . . . .  25
          8.8  Elmwood Rents . . . . . . . . . . . . . . . . . . . . . . . .  26
          8.9  Pioneer Leases. . . . . . . . . . . . . . . . . . . . . . . .  26
          8.10 Warranties. . . . . . . . . . . . . . . . . . . . . . . . . .  26
          8.11 Consents. . . . . . . . . . . . . . . . . . . . . . . . . . .  26
          8.12 Title Insurance . . . . . . . . . . . . . . . . . . . . . . .  26
          8.13 Survey. . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
          8.14 Environmental Report. . . . . . . . . . . . . . . . . . . . .  27
          8.15 Licenses. . . . . . . . . . . . . . . . . . . . . . . . . . .  27

                                      (ii)

          8.16 Title to Collateral . . . . . . . . . . . . . . . . . . . . .  27
          8.17 Appraisal . . . . . . . . . . . . . . . . . . . . . . . . . .  27
          8.18 Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
          8.19 Good Standing Certificates. . . . . . . . . . . . . . . . . .  27
          8.20 Certificates of Merger. . . . . . . . . . . . . . . . . . . .  28
          8.21 Shareholder Resolutions . . . . . . . . . . . . . . . . . . .  28
          8.22 Board Resolutions . . . . . . . . . . . . . . . . . . . . . .  28
          8.23 Incumbency Certificates . . . . . . . . . . . . . . . . . . .  28
          8.24 Legal Opinion . . . . . . . . . . . . . . . . . . . . . . . .  28
          8.25 Transaction Costs . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE 9 CONDITIONS PRECEDENT TO OBLIGATIONS OF PARACELSUS ENTITIES . . . .  29
          9.1  Representations and Warranties. . . . . . . . . . . . . . . .  29
          9.2  Compliance with this Agreement. . . . . . . . . . . . . . . .  29
          9.3  Consummation of the Columbia Agreement. . . . . . . . . . . .  29
          9.4  Delivery and Effectiveness of Documents . . . . . . . . . . .  29
          9.5  Purchase Price. . . . . . . . . . . . . . . . . . . . . . . .  29
          9.6  Pioneer Closing . . . . . . . . . . . . . . . . . . . . . . .  29
          9.7  Warranties. . . . . . . . . . . . . . . . . . . . . . . . . .  29
          9.8  Consents. . . . . . . . . . . . . . . . . . . . . . . . . . .  29
          9.9  Rent Credit . . . . . . . . . . . . . . . . . . . . . . . . .  30
          9.10 Good Standing Certificates. . . . . . . . . . . . . . . . . .  30
          9.11 Shareholder Resolutions . . . . . . . . . . . . . . . . . . .  30
          9.12 Board Resolutions . . . . . . . . . . . . . . . . . . . . . .  30
          9.13 Incumbency Certificates . . . . . . . . . . . . . . . . . . .  30

ARTICLE 10 CLOSINGS OF THE TRANSACTIONS CONTEMPLATED HEREBY. . . . . . . . .  30
          10.1 Halstead Closing. . . . . . . . . . . . . . . . . . . . . . .  30
          10.2 Elmwood Closing . . . . . . . . . . . . . . . . . . . . . . .  30
          10.3 Failure of Pioneer Closing. . . . . . . . . . . . . . . . . .  30

ARTICLE 11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION . . .  31
          11.1 Survival. . . . . . . . . . . . . . . . . . . . . . . . . . .  31
          11.2 Indemnification By Paracelsus . . . . . . . . . . . . . . . .  31
          11.3 Notice of Claims. . . . . . . . . . . . . . . . . . . . . . .  32
          11.4 Cooperation . . . . . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE 12 REMEDIES FOR BREACH . . . . . . . . . . . . . . . . . . . . . . .  33
          12.1 Paracelsus Entity Default . . . . . . . . . . . . . . . . . .  33
          12.2 AHP Entity Default. . . . . . . . . . . . . . . . . . . . . .  33
          12.3 Failure to Close Columbia Agreement . . . . . . . . . . . . .  33


                                      (iii)

ARTICLE 13 MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . .  33
          13.1  Paracelsus Utah Undertakings Regarding Certain Rights
                Associated with the Pioneer Hospital . . . . . . . . . . . .  33
          13.2  Further Assurances . . . . . . . . . . . . . . . . . . . . .  34
          13.3  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . .  34
          13.4  Successors and Assigns . . . . . . . . . . . . . . . . . . .  35
          13.5  GOVERNING LAW; SUBMISSION TO JURISDICTION. . . . . . . . . .  35
          13.6  Resolution of Disputes . . . . . . . . . . . . . . . . . . .  36
          13.7  Waivers. . . . . . . . . . . . . . . . . . . . . . . . . . .  36
          13.8  Divisions and Headings . . . . . . . . . . . . . . . . . . .  36
          13.9  Counterparts . . . . . . . . . . . . . . . . . . . . . . . .  36
          13.10 Severability . . . . . . . . . . . . . . . . . . . . . . . .  36


                                      (iv)

                         LIST OF EXHIBITS AND SCHEDULES


Exhibit A           Boyer Clinic Leasehold
Exhibit B           California Facilities
Exhibit C           Elmwood Fee Property
Exhibit D           Elmwood Parking Leasehold
Exhibit E           Elmwood Permitted Encumbrances
Exhibit F           Granger Clinic Leasehold
Exhibit G           Halstead Permitted Encumbrances
Exhibit H           Halstead Real Property
Exhibit I           NHI MOB Leasehold
Exhibit J           Pioneer Fee Property
Exhibit K           Pioneer Permitted Encumbrances
Exhibit L           Halstead Bond Endorsement
Exhibit M           Assignment of Halstead Master Lease
Exhibit N           Termination of Halstead Sublease
Exhibit O           Notice of Assignment
Exhibit P           Consent to Assignment
Exhibit Q           Halstead Equipment Bill of Sale
Exhibit R           Halstead UCC-3 Termination Statements
Exhibit S           AHP Kansas Officers' Certificate
Exhibit T           Halstead Acceptance and Assumption Agreement
Exhibit U           Deed to Elmwood Fee Property
Exhibit V           Termination of Elmwood Lease
Exhibit V-1         Assignment of Elmwood Parking Lease
Exhibit W           Elmwood UCC-3 Termination Statements
Exhibit X           AHP New Orleans Officers' Certificate
Exhibit Y           Deed to Pioneer Fee Property
Exhibit Z           Form of Owner's Affidavit
Exhibit AA          Lease of Pioneer Fee Property
Exhibit BB          Pioneer Security Agreement
Exhibit CC          California Facilities Security Agreement
Exhibit DD          Collateral Assignment of Leases and Rents
Exhibit EE          Pioneer UCC-1 Financing Statements
Exhibit FF          Certificate of Paracelsus Utah of Non-Foreign Status
Exhibit GG          Paracelsus Utah Officers' Certificate
Exhibit HH          AHP Utah Officers' Certificate
Exhibit II          Paracelsus Counsel Legal Opinion
Exhibit JJ          Arbitration Procedures
Exhibit KK          Form of Elmwood Promissory Note
Exhibit LL          Form of Elmwood Letter of Credit
Exhibit MM          Form of Pioneer Assignment and Assumption Agreement
Schedule 4.1        Halstead Equipment Lease Payoff-Calculation


                                       (v)

Schedule 8.9        Pioneer Fee Property Leases and Subleases Consented to By
                    AHP Utah
Schedule 13.1       Pioneer Hospital Related Rights


                                      (vi)

                           PURCHASE AND SALE AGREEMENT


     THIS PURCHASE AND SALE AGREEMENT (this "Agreement") dated as of May 15, 1996 is by and among AMERICAN HEALTH PROPERTIES, INC., a Delaware corporation ("AHP"), AHP OF KANSAS, INC., a Kansas corporation ("AHP Kansas"), AHP OF NEW ORLEANS, INC., a Louisiana corporation ("AHP New Orleans"), AHP OF UTAH, INC., a Utah corporation ("AHP Utah"), PARACELSUS HEALTHCARE CORPORATION, a California corporation ("Paracelsus") and PARACELSUS PIONEER VALLEY HOSPITAL, INC., a Utah corporation ("Paracelsus Utah").

                                    RECITALS

     A. Paracelsus New Orleans, a wholly-owned subsidiary of Paracelsus, operates the Elmwood Facility, as such terms, and the other capitalized terms referred to in these Recitals are defined in Article 1 hereof.

     B. AHP New Orleans, a wholly-owned subsidiary of AHP, owns the Elmwood Fee Property, and leases the Elmwood Fee Property to Paracelsus New Orleans pursuant to the Elmwood Lease.

     C. Paracelsus Kansas, a wholly-owned subsidiary of Paracelsus, operates the Halstead Facility.

     D. AHP Kansas, a wholly-owned subsidiary of AHP, leases the Halstead Real Property from the City of Halstead, and subleases the Halstead Real Property to Paracelsus Kansas pursuant to the Halstead Sublease.

     E. AHP Kansas owns the Halstead Equipment and leases the Halstead Equipment to Paracelsus Kansas pursuant to the Halstead Equipment Lease.

     F. AHP Kansas is the owner of the Halstead Bonds relating to the Halstead Facility.

     G. Certain of the Paracelsus Entities are parties to the Columbia Agreement, which, among other things, requires Paracelsus Kansas and Paracelsus New Orleans or their successors and assigns to exchange the Elmwood Real Property, the Halstead Real Property and the Halstead Equipment for the Pioneer Real Property in a transaction intended to qualify as a like-kind exchange transaction as described in Section 1031 of the Code and an exchange of assets under 42 U.S.C. Section 413.134(f)(4).

     H. The AHP Entities and the Paracelsus Entities have entered into this Agreement in order to enable the Paracelsus Entities to consummate the Columbia Agreement.

     I. As of the Closing Dates, Paracelsus Kansas and Paracelsus New Orleans will have been merged with and into Paracelsus Utah, with Paracelsus Utah remaining as the surviving corporation.

     J. Paracelsus Utah desires to convey the fee estates comprising the Pioneer Real Property to AHP Utah and to lease such fee estates from AHP Utah under the terms and conditions contained in the lease contained in EXHIBIT AA attached hereto (the "Pioneer Lease").

     NOW THEREFORE, in consideration of the foregoing Recitals, and the agreements, covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

     For all purposes of this Agreement, unless otherwise expressly provided for in this Agreement or unless the context in which such term is used indicates a contrary intent, (a) the terms defined in this Article shall have the meanings ascribed to them in this Article, (b) all accounting terms not otherwise defined in this Article shall have the meanings ascribed to them in accordance with GAAP, (c) all references in this Agreement to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Agreement and (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, or other subdivision:

     "AGREEMENT" means this Purchase and Sale Agreement, and all amendments and modifications hereof.

     "AHP" shall mean American Health Properties, Inc., a Delaware corporation.

     "AHP ENTITIES" shall mean AHP, AHP Kansas, AHP New Orleans and AHP Utah, collectively.

     "AHP ENTITY" shall mean any one of the AHP Entities.

     "AHP KANSAS" shall mean AHP of Kansas, Inc., a Kansas corporation.

     "AHP NEW ORLEANS" shall mean AHP of New Orleans, Inc., a Louisiana corporation.

     "AHP UTAH" shall mean AHP of Utah, Inc., a Utah corporation.

     "BOYER CLINIC LEASE" shall mean that certain Lease Agreement dated as of March 25, 1991 by and between Boyer Salt Lake Industrial Clinic Associates as lessor and Holy Cross Professional Services as lessee, notice of which is given by an instrument denominated "Memorandum of Lease," which was recorded on August 15, 1994 as Entry No. 5898351, in Book 6999, at Page 2979 in the Official Records of Salt Lake County, Utah, which lessee's interest was subsequently assigned by Holy Cross Professional Services to HTI Physician

Services of Utah, Inc., notice of which was recorded on August 15, 1994 as Entry No. 5898352, in Book 6999, at Page 2982 in the Official Records of Salt Lake County, Utah.

     "BOYER CLINIC LEASEHOLD" shall mean the leasehold estate in the real property, as more particularly described on EXHIBIT A hereto, and improvements and structures erected thereon, and all appurtenances and rights thereto, conveyed pursuant to the Boyer Clinic Lease.

     "CERCLA" shall mean the federal Comprehensive Environmental Response, Compensation, and Liability Act, as amended.

     "CALIFORNIA AFFILIATE" shall mean Paracelsus Convalescent Hospitals, Inc., a California corporation, a wholly owned subsidiary of Paracelsus, doing business as Lafayette Convalescent Hospital, Oak Park Convalescent Hospital, Rheem Valley Convalescent Hospital and University Convalescent Hospital, which person is the operator of each of the California Facilities.

     "CALIFORNIA FACILITIES" shall mean the four skilled nursing facilities in Lafayette, California; Pleasant Hill, California; Moraga, California and Menlo Park, California; respectively, leased by Paracelsus Real Estate Corporation and operated by the California Affiliate, which California Facilities are more particularly identified in EXHIBIT B attached hereto.

     "CHARTER DOCUMENTS" of any person shall mean the articles of incorporation, certificate of incorporation, or limited liability company certificate and agreement or bylaws, as the case may be, of such person and bylaws along with any and all amendments thereto, restatements thereof, certificates of determination and designation thereto and thereof.

     "CITY OF HALSTEAD" shall mean the City of Halstead, Kansas.

     "CLOSING DATES" shall mean the dates on which the Halstead Closing, the Elmwood Closing and the Pioneer Closing shall occur, as set forth in Article 10 hereof.

     "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     "COLUMBIA" shall mean Columbia/HCA Healthcare Corporation, a Delaware corporation.

     "COLUMBIA AGREEMENT" shall mean that certain Asset Exchange Agreement dated as of November 28, 1995 between and among Columbia, Paracelsus Kansas, Paracelsus Louisiana, Paracelsus Peninsula Medical Center, Inc., Paracelsus Real Estate Corporation, Pioneer, and Medical Center of Santa Rosa, Inc.

     "COLUMBIA CLOSING" shall mean the closing of the transactions contemplated by the Columbia Agreement.

     "DISPOSED" or "DISPOSAL" shall have the meaning specified in RCRA, except to the extent that the applicable laws, ordinances, rules, regulations or common law of the state in which a particular parcel of real property is located establish a broader meaning of the term "disposed" or "disposal," in which case, such broader meaning shall apply.

     "ECI ASSIGNMENT" shall mean that certain Collateral Assignment of Subleases and Rents by and between Elmwood Care, Inc. and AHP New Orleans dated May 11, 1990 and recorded May 11, 1990 under Instrument No. 90-19401 in COB 2890, folio 165 in the official records of Jefferson Parish, Louisiana.

     "ELMWOOD ASSIGNMENT" shall mean that certain Collateral Assignment of Subleases and Rents dated as of March 1, 1993 by and between AHP New Orleans and Paracelsus New Orleans, recorded on March 1, 1993 as Instrument No. 393-10845 in COB 2855, folio 232 in the Official Records of Jefferson Parish, Louisiana, as amended by that certain First Amendment to Collateral Assignment of Subleases and Rents dated as of February 4, 1994 by and between AHP New Orleans and Paracelsus New Orleans, recorded on March 23, 1994 as Instrument No. 94-17313 in COB 2890, folio 609 in the Official Records of Jefferson Parish, Louisiana.

     "ELMWOOD CLOSING" shall mean the closing of the transactions contemplated by Sections 2.2, 3.2, 4.2, 5.2 and 6.3 hereof.

     "ELMWOOD FACILITY" shall mean the Elmwood Medical Center and the Elmwood Office Building.

     "ELMWOOD FEE PROPERTY" shall mean the fee estate in the real property and improvements and structures erected thereon, and all appurtenances and rights thereto, constituting in part the Elmwood Facility, as more particularly described in EXHIBIT C hereto, including, without limitation, the Elmwood Medical Center and the Elmwood Office Building, but excluding the Elmwood Parking Leasehold.

     "ELMWOOD LEASE" shall mean that certain Lease dated as of March 1, 1993 by and between AHP New Orleans as lessor and Paracelsus New Orleans as lessee, notice of which is given by an instrument denominated "Extract of Lease," which was recorded on March 1, 1993 under Instrument No. 93-10844 in COB 2855, folio 299 of the Parish of Jefferson, Louisiana, as amended by that certain First Amendment To Lease dated as of June 30, 1993 by and between AHP New Orleans and Paracelsus New Orleans, recorded on March 23, 1994 under Instrument No. 94-17312 in COB 2890, folio 608 of the Parish of Jefferson, Louisiana, as amended by that certain First [sic] Amendment to Lease dated as of February 4, 1994 by and between AHP New Orleans and Paracelsus New Orleans, as amended by that certain Third Amendment to Lease dated as of July 20, 1995 by and between AHP New Orleans and Paracelsus New Orleans.

     "ELMWOOD LETTER OF CREDIT" means an irrevocable standby letter of credit, in an amount equal to the principal amount of the Elmwood Promissory Note, issued by Bank of America, N.A. to AHP Utah, in the form of EXHIBIT LL hereto.

     "ELMWOOD MEDICAL CENTER" shall mean that certain general acute care hospital located in Jefferson Parish, Louisiana and known as the Elmwood Medical Center licensed by the Louisiana Department of Health and Hospitals to operate a total of 135 acute care beds.

     "ELMWOOD OFFICE BUILDING" shall mean the two medical office buildings relating to the Elmwood Medical Center.

     "ELMWOOD PARKING LEASE" shall mean that certain Lease dated as of April 1, 1988, by and between The Public Belt Railroad Commission for the City of New Orleans, as lessor, and Elmwood Management Company, Inc., as lessee, recorded as Instrument # 88-27807 in COB 1980, folio 224 of the Parish of Jefferson, Louisiana, which was subsequently assigned by Elmwood Management Company, Inc. to AHP New Orleans pursuant to that certain Assignment of Lease dated May 11, 1990, by and between Elmwood Management Company, Inc. and Elmwood Care, Inc., which was recorded on May 11, 1990 as Instrument # 90-19402 in COB 2322, folio 176 of the Parish of Jefferson, Louisiana, and which was subsequently further assigned to Paracelsus New Orleans pursuant to the Elmwood Lease.

     "ELMWOOD PARKING LEASEHOLD" shall mean the leasehold estate in the real property and improvements and structures erected thereon, and all appurtenances and rights thereto, conveyed pursuant to the Elmwood Parking Lease, as more particularly described on EXHIBIT D hereto.

     "ELMWOOD PERMITTED ENCUMBRANCES" shall mean those permitted liens, claims, encumbrances, security interests or rights of third parties to the Elmwood Real Property set forth on EXHIBIT E attached hereto.

     "ELMWOOD PROMISSORY NOTE" means a promissory note in a principal amount selected by Paracelsus Utah, but not to exceed $20,000,000 made by Paracelsus Utah and payable to the order of AHP Utah, in the form of EXHIBIT KK hereto.

     "ELMWOOD PURCHASE PRICE" shall mean the price set forth in Section 4.2 hereof.

     "ELMWOOD REAL PROPERTY" shall mean the Elmwood Fee Property and the Elmwood Parking Leasehold, collectively.

     "ELMWOOD SECURITY AGREEMENT" shall mean that certain Security and Pledge Agreement dated as of March 1, 1993 by and between AHP New Orleans and Paracelsus New Orleans, as amended by that certain First Amendment to Security and Pledge Agreement dated as of February 4, 1994 by and between AHP New Orleans and Paracelsus New Orleans.

     "ELMWOOD WARRANTY RIGHTS ASSIGNMENT" shall mean that certain Assignment of Warranty Rights dated as of March 1, 1993 by and between AHP New Orleans and Paracelsus New Orleans.

     "ENVIRONMENTAL CONDITION" shall mean (a) any release or threatened release of a Hazardous Material from, in, on, under, onto or affecting the Pioneer Fee Property in violation of any Environmental Law or site conditions that constitute a current violation of Environmental Law regardless of whether such conditions constituted a violation of Environmental Law at the time of such release or threatened release; (b) any releases or threatened release of a Hazardous Material from Pioneer Fee Property in, on, under, onto or affecting any other property or release or threatened release that results in site conditions that constitute a current violation of Environmental Law regardless of whether such conditions constituted a violation of Environmental Law at the time of such release or threatened release; (c) any violation of any Environmental Law relating to the manufacture, processing, distribution, transportation, storage, use, discharge, handling, emission, or disposal of Hazardous Material by or in connection with the Pioneer Business; or (d) any release or threatened release of a Hazardous Material from, in, on, under, onto or affecting the Pioneer Fee Property resulting in liability to nongovernmental third parties in tort.

     "ENVIRONMENTAL LAWS" shall mean any and all federal, state and local, statutes, common law, ordinances, rules, regulations, requirements, criteria, guidelines, permits, orders or determinations of any Governmental Authority, whether now in existence or hereafter enacted and in each case as amended, pertaining to health, safety, or the environment, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials or otherwise relating to generation, processing, distribution, use, storage, treatment, disposal, transport, handling of or exposure to Hazardous Materials.

     "GAAP" shall mean as of the time of determination generally accepted accounting principles applicable to the accrual method of accounting applied on a consistent basis from period to period.

     "GOVERNMENTAL AUTHORITY" includes the United States, the state, county, city and political subdivisions in which any of the Real Property is located or that exercise jurisdiction over any of the Real Property or any business or operations thereon, and any agency, court, department, commission, board, bureau or instrumentality of them that exercises jurisdiction over any of the Real Property or any business or operations thereon.

     "GRANGER CLINIC" shall mean the Granger Medical Clinic South located at 2750 West 9000 South, West Jordan, Utah.

     "GRANGER CLINIC LEASE" shall mean that certain Medical Office Building Lease dated as of April 27, 1993 by and between M.O.B. Utah Partnership as lessor and Healthtrust as lessee, as amended by that certain Amendment to Medical Office Building Lease dated as of June 28, 1994 by and between M.O.B. Utah Partnership as lessor and Healthtrust as lessee.

     "GRANGER CLINIC LEASEHOLD" shall mean the leasehold estate in the real property and improvements and structures erected thereon, and all appurtenances and rights thereto, conveyed pursuant to the Granger Clinic Lease, as more particularly described on EXHIBIT F hereto.

     "GRANGER DEVELOPMENT AGREEMENT" shall mean that certain Development Agreement dated as of April 28, 1993 by and between M.O.B. Utah Partnership and Healthtrust.

     "HALSTEAD ASSIGNMENT" shall mean that certain Assignment and Assumption of Contract Rights and Obligations dated as of June 30, 1993 by and between Paracelsus and AHP Kansas.

     "HALSTEAD BONDS" shall mean $14,250,000 in principal amount of City of Halstead, Kansas Taxable Industrial Revenue Bonds, Series A, 1993, which were issued pursuant to the Halstead Indenture.

     "HALSTEAD CLOSING" shall mean the closing of the transactions contemplated by Sections 2.1, 3.1, 4.1, 5.1, 6.1 and 6.2 hereof.

     "HALSTEAD EQUIPMENT" shall mean those items of movable equipment, vehicles, furniture and furnishings used in the operations of the Halstead Facility and leased by AHP Kansas to Paracelsus Kansas pursuant to the Halstead Equipment Lease.

     "HALSTEAD EQUIPMENT LEASE" shall mean that certain Equipment Lease dated as of June 30, 1993 by and between AHP Kansas and Paracelsus Kansas.

     "HALSTEAD FACILITY" shall mean that certain general acute care hospital located in Halstead, Kansas and known as the Halstead Hospital licensed by the Kansas Department of Health to operate a total of 190 acute care, psychiatric and skilled nursing beds.

     "HALSTEAD FINANCING STATEMENTS" shall mean (i) that certain financing statement No. 19763 filed on June 30, 1993 in the Register of Deeds Office of Harvey County, Kansas, and (ii) that certain financing statement No. 19764 filed on June 30, 1993 in the Register of Deeds Office of Harvey County, Kansas.

     "HALSTEAD INDENTURE" shall mean that certain Trust Indenture dated June 30, 1993 by and between the City of Halstead as issuer and Bank IV Kansas, N.A. as Trustee.

     "HALSTEAD MASTER LEASE" shall mean that certain Lease dated as of June 30, 1993 by and between The City of Halstead as lessor and AHP Kansas as lessee, notice of which is given by an instrument denominated "Memorandum of Lease and Option to Purchase," which was recorded on June 30, 1993 in Book 338, Page 436 in the miscellaneous records of Harvey County, Kansas.

     "HALSTEAD PERMITTED ENCUMBRANCES" shall mean those permitted liens, claims, encumbrances, security interests or rights of third parties to the Halstead Real Property set forth on EXHIBIT G attached hereto.

     "HALSTEAD PURCHASE PRICE" shall mean the price set forth in Section 4.1 hereof.

     "HALSTEAD REAL PROPERTY" shall mean the leasehold estate in the real property, as more particularly described in EXHIBIT H hereto, and improvements and structures erected thereon, and all appurtenances and rights thereto, conveyed pursuant to the Halstead Master Lease.

     "HALSTEAD SECURITY AGREEMENT" shall mean that certain Security and Pledge Agreement dated as of June 30, 1993 by and between AHP Kansas and Paracelsus Kansas.

     "HALSTEAD SUBLEASE" shall mean that certain Lease dated as of June 30, 1993 by and between AHP Kansas as lessor and Paracelsus Kansas as lessee.

     "HAZARDOUS MATERIALS" shall mean (a) any radioactive materials or waste, oil or petroleum products in any form, flammable explosives, urea formaldehyde foam insulation, PCBs and transformers or other equipment that contain PCBs, and radon gas; (b) any chemicals, materials, substances or wastes, which are now or hereafter become defined as, or included in, the definition of "hazardous wastes," "extremely hazardous substances," "contaminants," "pollutants," "toxic substances," "toxic" or "hazardous pollutants," "toxic" or "hazardous materials," or words of similar import under RCRA, CERCLA, the Hazardous Materials Transportation Act, as amended, the Clean Water Act, as amended, the Oil Pollution Act, as amended, the Toxic Substances Control Act, as amended, the Safe Drinking Water Act, as amended, and their state and local counterparts or equivalents, or any other Environmental Law; or (c) any friable asbestos as of the date hereof.

     "HEALTHTRUST" shall mean Healthtrust, Inc. - The Hospital Company, a Delaware corporation.

     "HDP" shall mean Hospital Development Properties, Inc., a Delaware corporation.

     "INCLUDING" shall be deemed to mean including, but not limited to.

     "INDEMNIFIED PARTY" shall mean a person who may claim a right to indemnification pursuant to Article 10 hereof.

     "INDEMNIFYING PARTY" shall mean a person from whom a right of indemnity may be claimed pursuant to Article 10 hereof.

     "JCAHO" shall mean the Joint Commission on Accreditation of Healthcare Organizations.

     "NHI" shall mean National Health Investors, Inc., a Maryland corporation.

     "NHI MOB LEASE" shall mean that certain Medical Office Building Lease dated as of February 25, 1993 by and between NHI as lessor and Healthtrust as lessee, notice of which is given by an instrument denominated "Memorandum of Lease," which was recorded on March 2, 1993 as Entry No. 5445235, in Book 6613, at Page 1070, and re-recorded on April 22, 1993 as Entry No. 5483109, in Book 6644, at Page 1678 in the Official Records of Salt Lake County, Utah.

     "NHI MOB LEASEHOLD" shall mean the leasehold estate in the real property and improvements and structures erected thereon, and all appurtenances and rights thereto, conveyed pursuant to the NHI MOB Lease, as more particularly described on EXHIBIT I hereto.

     "PARACELSUS" shall mean Paracelsus Healthcare Corporation, a California corporation.

     "PARACELSUS ENTITIES" shall mean Paracelsus, Paracelsus Kansas, Paracelsus New Orleans and Paracelsus Utah, collectively.

     "PARACELSUS ENTITY" shall mean any one of the Paracelsus Entities.

     "PARACELSUS KANSAS" shall mean Paracelsus Halstead Hospital, Inc., a Kansas corporation.

     "PARACELSUS NEW ORLEANS" shall mean Paracelsus Elmwood Medical Center, Inc., a Louisiana corporation.

     "PARACELSUS UTAH" shall mean Paracelsus Pioneer Valley Hospital, Inc., a Utah corporation.

     "PCBS" shall mean polychlorinated biphenyls.

     "PERSON" shall mean any natural person, corporation, business trust, limited liability company, association, company, partnership or government or any agency or political subdivision thereof.

     "PIONEER" shall mean Pioneer Valley Hospital, Inc., a Utah corporation.

     "PIONEER ASSIGNMENT AND ASSUMPTION AGREEMENT" shall have the meaning set forth in Section 8.9 hereto.

     "PIONEER BUSINESS" shall mean the Pioneer Facility and the other assets and operations associated with the Pioneer Facility.

     "PIONEER CLOSING" shall mean the closing of the transactions contemplated by Sections 2.3, 3.3, 4.3, 6.4 and 6.5 hereof.

     "PIONEER EDUCATION CENTER" shall mean the Pioneer Medical Plaza and Education Center located at 3460 South Pioneer Parkway, West Valley, Utah.

     "PIONEER FACILITY" shall mean the Pioneer Hospital, the Pioneer Medical Arts Building, the Pioneer Medical Plaza, the Pioneer Education Center, the Salt Lake Clinic and the Granger Clinic, as well as all other offices, centers, operations and facilities relating thereto.

     "PIONEER FEE PROPERTY" shall mean the fee estate in the real property, as more particularly described in EXHIBIT J hereto, and improvements and structures erected thereon, and all appurtenances and rights thereto, constituting in part the Pioneer Facility including, without limitation, the Pioneer Hospital, the Pioneer Medical Plaza and the Pioneer Education Center, but excluding the Pioneer Leasehold Property.

     "PIONEER FINANCIAL STATEMENTS" shall mean the balance sheets, income statements and statements of cash flow indicated in Section 7.1(S) hereof.

     "PIONEER HOSPITAL" shall mean that certain general acute care hospital located in West Valley City, Utah and known as the Pioneer Valley Hospital licensed by the Utah Health Facility Licensure Bureau to operate a total of 139 acute care beds.

     "PIONEER HOSPITAL RELATED RIGHTS" shall have the meaning specified in
Section 13.1 hereto.

     "PIONEER LEASE" shall mean the lease of the Pioneer Fee Property contained in Exhibit AA attached hereto.

     "PIONEER LEASEHOLD PROPERTY" shall mean the NHI MOB Leasehold, the Boyer Clinic Leasehold and the Granger Clinic Leasehold, and any other leasehold assigned to Paracelsus Utah as lessee pursuant to the Columbia Agreement, collectively.

     "PIONEER MEDICAL ARTS BUILDING" shall mean the Pioneer Medical Arts office building located at 3336 South Pioneer Parkway, West Valley, Utah.

     "PIONEER MEDICAL PLAZA" shall mean the Pioneer Medical Plaza office building located at 4084 West Pioneer Parkway, West Valley, Utah.

     "PIONEER PERMITTED ENCUMBRANCES" shall mean those permitted liens, claims, encumbrances, security interests or rights of third parties to the Pioneer Real Property set forth on EXHIBIT K attached hereto.

     "PIONEER REAL PROPERTY" shall mean the Pioneer Fee Property and the Pioneer Leasehold Property, collectively.

     "PIONEER PURCHASE PRICE" shall mean the price set forth in Section 4.3 hereof.

     "PIONEER RIGHT OF FIRST REFUSAL" shall mean that certain Right of First Refusal Agreement dated as of March 13, 1991 by and between the Burton F. and Laverne R. Brasher Charitable Remainder Units Trust and Healthtrust.

     "PIONEER RIGHTS TO PURCHASE" shall mean all rights to purchase the fee estate underlying any portion of the Pioneer Leasehold Property conveyed pursuant to the NHI MOB Lease, the Boyer Clinic Lease or the Granger Clinic Lease.

     "PROGRAMS" shall mean the Medicare and/or Medicaid programs.

     "RCRA" shall mean the federal Resource Conservation Recovery Act, as amended.

     "REAL PROPERTY" shall mean all or any portion of the Halstead Real Property, the Elmwood Real Property or the Pioneer Real Property.

     "RELEASE" or "THREATENED RELEASE" shall have the meaning specified in CERCLA, except to the extent that the applicable laws, ordinances, rules, regulations or common law of the state in which a particular parcel of real property is located establish a broader meaning of the term "release" or "threatened release," in which case, such broader meaning shall apply.

     "SALT LAKE CLINIC" shall mean the Salt Lake Industrial Clinic located at 441 South Redwood Road, Salt Lake City, Utah.

     "SOLID WASTE" shall have the meaning specified in RCRA, except to the extent that the applicable laws, ordinances, rules, regulations or common law of the state in which a particular parcel of real property is located establish a broader meaning of the term "solid waste," in which case, such broader meaning shall apply.

     "THIRD-PARTY CLAIM" shall mean a claim by a third party against any person that may give rise to a claim of indemnity under Article 10 hereof.

     "TITLE COMPANY" shall mean Stewart Title Guaranty Company.

     "TRANSACTION DOCUMENTS" shall mean this Agreement, as well as each instrument referred to in Article 6 hereof, as well as each instrument referred to in such instruments.


                                    ARTICLE 2
                           PURCHASE AND SALE OF ASSETS


     2.1 HALSTEAD BONDS AND HALSTEAD EQUIPMENT. Subject to all of the terms and conditions of this Agreement, AHP Kansas shall sell and convey, and Paracelsus Utah shall purchase and pay for, the Halstead Bonds and the Halstead Equipment.

     2.2 ELMWOOD FEE PROPERTY. Subject to all of the terms and conditions of this Agreement, AHP New Orleans shall sell and convey, and Paracelsus Utah shall purchase and pay for, the Elmwood Fee Property.

     2.3 PIONEER FEE PROPERTY. Subject to all of the terms and conditions of this Agreement, Paracelsus Utah shall sell and convey, and AHP Utah shall purchase and pay for, the Pioneer Fee Property.

                                    ARTICLE 3
                           ASSIGNMENTS OF OTHER ASSETS


     3.1 HALSTEAD FACILITY ASSIGNMENTS. On the terms and subject to the conditions and exceptions set forth herein, AHP Kansas hereby agrees to assign to Paracelsus Utah and Paracelsus Utah agrees to accept assignment from AHP Kansas of all of AHP Kansas' right, title, claim and interest in the Halstead Master Lease.

     3.2 ELMWOOD PARKING LEASE ASSIGNMENT. On the terms and subject to the conditions and exceptions set forth herein, AHP New Orleans hereby agrees to assign to Paracelsus Utah and Paracelsus Utah agrees to accept assignment from AHP New Orleans of all of AHP New Orleans' right, title, claim and interest in the Elmwood Parking Lease.

     3.3 PIONEER LEASE. On the terms and subject to the conditions and exceptions set forth herein, concurrently with the Pioneer Closing, AHP Utah shall lease to Paracelsus Utah the Pioneer Fee Property by executing and delivering to Paracelsus Utah the Pioneer Lease, which Pioneer Lease also shall be executed and delivered to AHP Utah by Paracelsus Utah and shall be evidenced by a memorandum of lease executed by AHP Utah and Paracelsus Utah to be recorded at the Pioneer Closing.


                                    ARTICLE 4
                                 PURCHASE PRICE


     4.1 HALSTEAD PURCHASE PRICE. The total consideration for the purchase and sale of the Halstead Bonds and the Halstead Equipment and the assignments set forth in Section 3.1 above shall be $14,250,000 plus an amount determined in accordance with SCHEDULE 4.1 hereto. Paracelsus Utah shall pay the Halstead Purchase Price by wire transfer of same day funds to an account specified in advance by AHP.

     4.2 ELMWOOD PURCHASE PRICE. The total consideration for the purchase and sale of the Elmwood Fee Property and the assignment set forth in Section 3.2 above shall be $37,440,000. Paracelsus Utah shall pay the Elmwood Purchase Price in one of the following alternative manners, at Paracelsus Utah's election: (a) by wire transfer of $37,440,000 in same day funds to an account specified in advance by AHP, or (b) by delivery to AHP of the Elmwood Promissory Note duly executed by Paracelsus Utah and the Elmwood Letter of Credit, and by wire transfer of same day funds in the manner provided in CLAUSE (A) in an amount equal to the difference between the principal amount of the Elmwood Promissory Note and $37,440,000.

     4.3 PIONEER PURCHASE PRICE. The total consideration for the purchase and sale of the Pioneer Fee Property and the assignments set forth in Section 3.3 above shall be $51,690,000. AHP Utah shall pay the Pioneer Purchase Price by wire transfer of same day funds to an account specified in advance by Paracelsus.

                                    ARTICLE 5
                        TERMINATION OF CERTAIN AGREEMENTS


     5.1 HALSTEAD FACILITY TERMINATIONS. On the terms and subject to the conditions and exceptions set forth herein, AHP Kansas and Paracelsus Utah hereby agree to terminate the Halstead Sublease, Halstead Equipment Lease, the Halstead Assignment, and the Halstead Security Agreement and the Halstead Financing Statements, and each shall execute and deliver such documents at the Halstead Closing as are necessary to effectuate such terminations.

     5.2 ELMWOOD FACILITY TERMINATIONS. On the terms and subject to the conditions and exceptions set forth herein, AHP New Orleans and Paracelsus Utah hereby agree to terminate or cancel the Elmwood Lease, the Elmwood Security Agreement, the Elmwood Assignment, the Elmwood Warranty Rights Assignment and the ECI Assignment, and each shall execute and deliver such documents at the Elmwood Closing as are necessary to effectuate such terminations.


                                    ARTICLE 6
                             DOCUMENTS OF CONVEYANCE


     6.1 AHP KANSAS - HALSTEAD FACILITY DOCUMENTS. At the Halstead Closing, AHP Kansas shall duly execute, acknowledge and deliver to Paracelsus Utah:

          (A) the Halstead Bonds, assigned to Paracelsus Utah by endorsement without recourse, as set forth in EXHIBIT L attached hereto;

          (B) an Assignment of Halstead Master Lease substantially in the form of EXHIBIT M attached hereto;

          (C) a Termination of Halstead Sublease substantially in the form of EXHIBIT N attached hereto;

          (D) a Notice of Assignment substantially in the form of EXHIBIT O attached hereto;

          (E) a Consent to Assignment substantially in the form of EXHIBIT P attached hereto;

          (F) a Bill of Sale substantially in the form of EXHIBIT Q attached hereto;

          (G) Uniform Commercial Code Termination Statements (Form UCC-3) substantially in the form of EXHIBIT R attached hereto; and

          (H) a certificate of the President or Vice President of AHP Kansas substantially in the form of EXHIBIT S attached hereto.

     6.2 PARACELSUS UTAH - HALSTEAD FACILITY DOCUMENTS. At the Halstead Closing, Paracelsus Utah shall duly execute, acknowledge and deliver to AHP
Kansas:

          (A) an Acceptance and Assumption Agreement substantially in the form of EXHIBIT T attached hereto;

          (B) an Assignment of Halstead Master Lease substantially in the form of EXHIBIT M attached hereto; and

          (C) a Termination of Halstead Sublease substantially in the form of EXHIBIT N attached hereto.

     6.3 AHP NEW ORLEANS - ELMWOOD FACILITY DOCUMENTS. At the Elmwood Closing, AHP New Orleans shall duly execute, acknowledge and deliver to Paracelsus Utah:

          (A) a Special Warranty Deed of the Elmwood Fee Property substantially in the form of EXHIBIT U attached hereto, conveying to Paracelsus Utah good, indefeasible, insurable and marketable title to the Elmwood Fee Property;

          (B) a Termination of Elmwood Lease and an Assignment of Elmwood Parking Lease substantially in the forms of EXHIBITS V AND V-1 attached hereto;

          (C) Uniform Commercial Code Termination Statements (Form UCC-3) substantially in the form of EXHIBIT W attached hereto;

          (D) a Certificate of Non-Foreign Status and Taxpayer Identification Number, in substantially the form of EXHIBIT FF attached hereto;

          (E) an Owner's Affidavit, in substantially the form of EXHIBIT Z attached hereto;

          (F) a certificate of the President or Vice President of AHP New Orleans substantially in the form of EXHIBIT X attached hereto;

          (G) if necessary, the Elmwood Promissory Note substantially in the form of EXHIBIT KK; and

          (H) if necessary, the Elmwood Letter of Credit substantially in the form of EXHIBIT LL.

     6.4 PARACELSUS UTAH - ELMWOOD FACILITY DOCUMENTS. At the Elmwood Closing, Paracelsus Utah shall duly execute, acknowledge and deliver to AHP New Orleans an

Assignment of Elmwood Parking Lease substantially in the form of EXHIBIT V-1 attached hereto, and a Termination of Elmwood Lease substantially in the form of
EXHIBIT V attached hereto.

     6.5 PARACELSUS UTAH - PIONEER FACILITY DOCUMENTS. At the Pioneer Closing, Paracelsus Utah shall duly execute, acknowledge and deliver to AHP Utah:

          (A) a Special Warranty Deed to the Pioneer Fee Property, substantially in the form of EXHIBIT Y attached hereto, conveying to AHP Utah good, indefeasible, insurable and recordable title to the Pioneer Fee Property;

          (B)  the Pioneer Lease;

          (C) opinions from counsel to Paracelsus pertaining to each of the California Facilities in form contemplated by the Pioneer Lease;

          (D) a security agreement in substantially the form of EXHIBIT BB attached hereto;

          (E) a security agreement in substantially the form of EXHIBIT CC attached hereto;

          (F) a Collateral Assignment of Leases and Rents substantially in the form of EXHIBIT DD attached hereto;

          (G) UCC-1 Financing Statements in substantially the form of EXHIBIT EE attached hereto;

          (H) a Certificate of Non-Foreign Status and Taxpayer Identification Number in substantially the form of EXHIBIT FF attached hereto;

          (I) a certificate of the President or Vice President of Paracelsus Utah substantially in the form of EXHIBIT GG attached hereto; and

          (J) a Pioneer Assignment and Assumption Agreement substantially in the form of EXHIBIT MM attached hereto.

     6.6 AHP UTAH - PIONEER FACILITY DOCUMENTS. At the Pioneer Closing, AHP Utah shall duly execute, acknowledge and deliver to Paracelsus Utah:

          (A)  the Pioneer Lease;

          (B) a certificate of the President or Vice President of AHP Utah substantially in the form of EXHIBIT HH attached hereto; and

          (C) a Pioneer Assignment and Assumption agreement substantially in the form of EXHIBIT MM attached hereto.

     6.7 ADDITIONAL DOCUMENTS AND FURTHER ASSURANCES. From time to time after the date hereof, the AHP Entities and the Paracelsus Entities shall execute and deliver such other instruments of conveyance and transfer, and take such other actions as such party or the Title Company reasonably may request, to effect the transactions contemplated hereby.


                                    ARTICLE 7
                         REPRESENTATIONS AND WARRANTIES


     7.1 PARACELSUS ENTITIES REPRESENTATIONS AND WARRANTIES. The Paracelsus Entities each represent and warrant the following:

          (A) ORGANIZATION, POWERS, ETC. Paracelsus is a California corporation and Paracelsus Utah is a Utah corporation, and each is duly organized, validly existing and in good standing under the laws of its respective state of organization. Each of the Paracelsus Entities is authorized to do business in each state or jurisdiction in which the nature of its business requires such authorization except where a failure to be so qualified does not have a material adverse effect on its business, properties, condition (financial or otherwise) or operations. Each Paracelsus Entity has the requisite corporate power, authority and legal right to (1) execute and deliver, and perform and observe the provisions of, this Agreement, (2) execute and deliver, and perform and observe the provisions of, the Transaction Documents to which such Paracelsus Entity is a party, (3) to carry out the transactions contemplated hereby and by the other Transaction Documents to be carried out by such Paracelsus Entity, and (4) to conduct their respective businesses as such businesses are now being conducted. Neither the execution nor delivery of the Transaction Documents by any Paracelsus Entity is in contravention of law or of the terms of any such Paracelsus Entity's charter documents. Paracelsus Utah has full power, authority and legal right to transfer good, indefeasible, insurable and marketable title to the Pioneer Fee Property to AHP Utah free and clear of all liens, claims and encumbrances except for Pioneer Permitted Encumbrances. Prior to their respective mergers with and into Paracelsus Utah, Paracelsus Kansas was a Kansas corporation and Paracelsus New Orleans was a Louisiana corporation. Each of Paracelsus Kansas and Paracelsus New Orleans had, immediately prior to their respective mergers with and into Paracelsus Utah, the requisite corporate power, authority and legal right to (a) execute and deliver the agreement and plan of merger and all related documents pursuant to which such entity was merged with and into Paracelsus Utah, (b) carry out the transactions contemplated by such agreement and documents, and (c) conduct their respective businesses as such businesses were being conducted immediately prior to such mergers. Neither the execution nor delivery of such agreements and plans of merger and all related documents by either Paracelsus Kansas or Paracelsus New Orleans was in contravention of law or of the terms of such entity's charter documents. The execution and delivery of such agreements and plans of merger and all related documents by Paracelsus Kansas and Paracelsus New Orleans were duly authorized by all necessary corporate and stockholder action. Under the applicable laws of the States of Kansas, Louisiana and Utah, Paracelsus Utah has good title to all assets of Paracelsus Kansas and Paracelsus New Orleans, has acceded to all rights and obligations of Paracelsus Kansas and Paracelsus New Orleans, and has assumed all liabilities of Paracelsus Kansas and Paracelsus New Orleans.

          (B) DUE AUTHORIZATION. The Transaction Documents and each instrument provided for herein or therein to which such Paracelsus Entity is a party will be, when executed and delivered as contemplated hereby, duly authorized, executed and delivered by such Paracelsus Entity, and the Transaction Documents constitute, and each such instrument will constitute, when executed and delivered as contemplated hereby, legal, valid and enforceable obligations of such Paracelsus Entity. The execution and delivery of the Transaction Documents have been duly authorized by all necessary corporate and stockholder action.

          (C) GOVERNMENTAL APPROVALS. No consent, approval or other authorization of, or registration, declaration or filing with, any court or governmental agency or commission is required for the due execution and delivery of the Transaction Documents to which any Paracelsus Entity is a party or for the validity or enforceability thereof against each Paracelsus Entity that is a party to such Transaction Document other than the recording or filing for recordation of the Transaction Documents, which recordings shall be made as soon as practicable after the date hereof.

          (D) COLUMBIA AGREEMENT. None of the Paracelsus Entities party to the Columbia Agreement, and to the knowledge of the Paracelsus Entities, none of the other parties to the Columbia Agreement is in default in the observance or performance of the Columbia Agreement, and the Columbia Agreement is in full force and effect.

          (E) NO LITIGATION. There are no actions, proceedings or investigations pending or, to the best knowledge of the Paracelsus Entities, threatened, against the Paracelsus Entities before or by any court, arbitrator, administrative agency or other governmental authority, that call into question the authority or right of any Paracelsus Entity to enter into and perform the Transaction Documents, or that, individually or in the aggregate, are expected, in the reasonable judgment of such Paracelsus Entity, to materially and adversely affect such Paracelsus Entity's ability to carry out any of the transactions contemplated by the Transaction Documents to be carried out by such Paracelsus Entity.

          (F) NO CONFLICTS. Neither the execution and delivery of the Transaction Documents to which any Paracelsus Entity is a party, compliance with the provisions hereof or thereof, nor the carrying out of the transactions contemplated hereby or thereby to be carried out by such Paracelsus Entity will result in (1) a breach or violation of (a) any material law or governmental rule or regulation applicable to any such Paracelsus Entity now in effect, (b) any provision of any of such Paracelsus Entity's charter documents, or (c) any judgment, order or decree of any court, arbitrator, administrative agency of other governmental authority binding upon such Paracelsus Entity; (2) the acceleration of the obligations of such Paracelsus Entity; or (3) the creation of any lien, claim or encumbrance upon any properties or assets of such Paracelsus Entity except as provided in the Transaction Documents.

          (G) SOLVENCY. Each Paracelsus Entity is solvent and will not be rendered insolvent as a result of carrying out of the transactions required hereunder to be carried out by it. Each Paracelsus Entity has filed all tax returns that are required to be filed by it and is not in default in the payment of any taxes levied or assessed against it or any of its assets, or under any judgment, order, decree, rule or regulation of any court, arbitrator, administrative agency or other governmental authority to which it may be subject that would, in each case or in the aggregate, materially adversely affect the carrying out of the transactions contemplated by any of the Transaction Documents. In agreeing to carry out each transfer and obligation contemplated hereby and by each instrument provided for herein to which such Paracelsus Entity is a party, such Paracelsus Entity is not acting with actual intent to hinder, delay or defraud any of its creditors or in the reasonable expectation of not receiving reasonably equivalent value in exchange for such transfer or obligation.

          (H) TITLE. Effective upon the Columbia Closing, Paracelsus Utah will hold good, indefeasible, insurable and recordable fee simple title to the Pioneer Fee Property, and there will exist no mortgages, liens, restrictions, agreements, claims or other encumbrances that would cause title to the Pioneer Fee Property to be unmarketable or that will materially interfere with any use of the Pioneer Fee Property in a manner consistent with its current use.

          (I) SUITABILITY. The Pioneer Facility includes all land, improvements, fixtures, furniture and equipment that are materially related to the operations of the Pioneer Facility as contemplated to be conducted and as authorized to be conducted under all licenses and certificates required to be granted to the Pioneer Facility.

          (J) REGULATORY COMPLIANCE. Effective upon the happening of the Columbia Closing, Paracelsus Utah will be in compliance in all material respects with all applicable rules, regulations and requirements of all federal, state and local commissions, boards, bureaus and agencies having jurisdiction over the Pioneer Business and the operations of the Pioneer Business, including, without limitation, the appropriate state licensing agencies and the Internal Revenue Service. The Pioneer Facility has timely filed all reports, data and other information required to be filed with such commissions, boards, bureaus and agencies where a failure to file timely would have a material adverse effect on the Pioneer Business.

          (K) COMMITMENTS. Except for commitments, contracts, leases and agreements listed on Schedules 5.9 and 5.13 to the Columbia Agreement, there are no contracts or commitments materially affecting ownership of title to, use of, or any material interest in real estate used or proposed to be used in connection with the Pioneer Business. Paracelsus has provided AHP with a full and correct copy of Schedules 5.9 and 5.13 to the Columbia Agreement and the documents referred to therein.

          (L) CONDITION. The Pioneer Facility is in good working order and repair, and:

               (1) all permits required for the continued use and occupancy of the Pioneer Facility have been issued with respect thereto by the governmental agencies having jurisdiction thereover;

               (2) the Paracelsus Entities have no knowledge of (including knowledge acquired pursuant to the Columbia Agreement) and have not received any notice of any claim, requirement or demand of any licensing or certifying agency supervising or having authority over the Pioneer Facility to rework or redesign it in any material respect or to provide additional furniture, fixtures, equipment or inventory so as to conform to or comply with any law that has not been materially satisfied;

               (3) all utilities necessary for the use and operation of the Pioneer Facility as contemplated are located within the boundaries of the Pioneer Real Property (or by off-site connections approved by AHP Utah) and do not cross lands of others adjoining the Pioneer Real Property except over validly created and existing easements appurtenant to the Pioneer Real Property, and there are no encroachments of buildings, structures, or improvements located on the Pioneer Fee Property onto adjoining lands, nor are there any encroachments onto the Pioneer Fee Property of buildings, structures or other improvements located on adjoining lands;

               (4) the Paracelsus Entities have no knowledge of any material defects in the grading or drainage of the Pioneer Real Property;

               (5) the Paracelsus Entities have no knowledge of any material defect in the design, material or workmanship of the Pioneer Facility or that the equipment and systems serving the Pioneer Facility, including the plumbing, heating, air conditioning, electrical and sprinkler systems, are otherwise than in good working order and condition for the conduct of the operations of the Pioneer Facility in the ordinary course of business thereof as heretofore conducted and as authorized to be conducted under all licenses and certificates heretofore granted to the Pioneer Facility; and

               (6) the Paracelsus Entities have no knowledge of any surface or subsurface soil condition that may damage, disrupt or otherwise affect, the Pioneer Facility or any underground utility line or other facility servicing the Pioneer Facility.

          (M) COMPETING USES; ACCESS. There are no parties in possession of any portion of the Pioneer Fee Property as lessees, tenants at sufferance or trespassers, except as approved by AHP Utah. There is no pending or, to the best knowledge of the Paracelsus Entities, threatened condemnation or similar proceeding or assessment affecting the Pioneer Real Property, nor, to the best knowledge of the Paracelsus Entities, is any such proceeding or assessment contemplated by any governmental authority. The streets abutting the Pioneer Fee Property are (1) public roads to which the Pioneer Fee Property has direct access by vehicle and by foot, or (2) private ways (with direct access by vehicle or by foot to public roads) to which the Pioneer Fee Property has direct access without charge or liability for maintenance or repair.

          (N) LICENSURE. The Pioneer Hospital is duly licensed by the Utah Department of Health as a 135-bed acute care hospital. The pharmacies, laboratories and all other ancillary departments located at the Pioneer Facility or operated for the benefit of the Pioneer Facility that are required to be specially licensed are licensed by the appropriate licensing agency. The Pioneer Facility has all other licenses, permits and approvals that are needed or required by law to operate the Pioneer Business as it is presently conducted and to use its assets as those assets are currently used except where the failure to obtain and maintain any such licenses, permits or approvals would not have a material adverse effect on the operations or financial condition of the Pioneer Business. The Pioneer Facility is in conformance with all applicable insurance requirements. There is no action pending or, to the best knowledge of the Paracelsus Entities, recommended by the appropriate state or federal agency to revoke, withdraw or suspend any license to operate the Pioneer Facility, or certification of the Pioneer Facility, or any action of any other type with regard to licensure or certification.

          (O) MEDICARE PARTICIPATION/ACCREDITATION. Paracelsus Utah is eligible to receive payment under Titles XVIII and XIX of the Social Security Act and is a "provider" under existing provider agreements with the Programs through applicable intermediaries. The Pioneer Facility is in compliance with the conditions of participation of the Programs and has received all approvals or qualifications necessary for capital reimbursement on the assets of the Pioneer Facility. There is not pending, nor to the best of the Paracelsus Entities' knowledge, threatened, any proceeding or investigation under the Programs involving the Pioneer Facility or any of the assets comprising the Pioneer Facility. The Pioneer Facility's cost reports for the fiscal years through December 31, 1994 have been filed and are complete and correct in all material respects. The Pioneer Facility's cost reports were filed when due. There are no claims, actions or appeals pending before any commission, board or agency, including, without limitation, any intermediary or carrier, the Provider Reimbursement Review Board or the Administrator of the Health Care Financing Administration, with respect to any state or federal Medicare or Medicaid cost reports or claims filed with respect to the Pioneer Facility on or before the date hereof, or any disallowances by any commission, board or agency in connection with any audit of such cost reports, except as specifically described and set forth on Schedule 5.7 to the Columbia Agreement. Paracelsus has provided AHP with a full and correct copy of Schedule 5.7 to the Columbia Agreement. No validation review or program integrity review relating to the Pioneer Facility, the operation thereof, or the consummation of the transactions contemplated hereby, or relating to the assets comprising the Pioneer Facility has been conducted by any commission, board or agency in connection with the Programs, and to the best knowledge of the Paracelsus Entities,no such reviews are scheduled, pending or threatened against or affecting the Pioneer Facility, or any of the assets comprising the Pioneer Facility, or the consummation of the transactions contemplated hereby. The Pioneer Facility is in full compliance in all material respects with all rules, regulations and requirements of all governmental agencies having jurisdiction over the Pioneer Facility or its operations. The Pioneer Facility is accredited by the JCAHO, and has cured all deficiencies, if any, noted in the most recent survey of the Pioneer Facility conducted by the JCAHO or any state licensing or certification agency.

          (P) ENVIRONMENTAL MATTERS. Except as disclosed in such Phase I environmental site assessments delivered to AHP Utah pursuant to Section 8.14 hereof, the Paracelsus Entities represent to their actual knowledge the following:

               (1) each of the Paracelsus Entities are in compliance with all applicable Environmental Laws, except where the failure to be in compliance would not have a material adverse effect on any of their respective businesses;

               (2) there are not any Environmental Conditions resulting from the operations by Columbia or any of its affiliates of any portion of the Pioneer Real Property that may give rise to any on-site or off-site remedial obligations or any other liability or obligation that shall have a material adverse effect on the Pioneer Business.

               (3) there are not any Environmental Conditions existing on or resulting from the operations of any portion of the Pioneer Real Property by any person that may give rise to any on-site or off-site remedial obligations or any other liability or obligation that shall have a material adverse effect on the Pioneer Business;

               (4) no portion of the Pioneer Real Property is subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any Governmental Authority or private party under any Environmental Law;

               (5) all notices, permits, licenses or similar authorizations, if any, required to be obtained or filed by Columbia or any of its affiliates under any Environmental Law in connection with any portion of the Pioneer Real Property, including without limitation those relating to the treatment, storage, disposal or release of a Hazardous Material or solid waste into the environment, have been duly obtained or filed and each such Columbia affiliate is in compliance with the terms and conditions of all notices, permits, licenses and similar authorizations, except where the failure to obtain such authorizations would not have a material adverse effect on the Pioneer Business.

               (6) without limiting the foregoing, there is no liability to any nongovernmental third party in connection with any release or threatened release of any Hazardous Material or solid wastes by any person into the environment as a result of or with respect to any portion of the Pioneer Real Property that shall have a material adverse effect on the Pioneer Business; and

               (7) neither Columbia or any of its affiliates nor Paracelsus or any of its affiliates has: (a) entered into or been subject to any consent decree, compliance order, or administrative order with respect to any portion of the Pioneer Real Property or any facilities or operations thereon; (b) received notice under the citizen suit provision of any Environmental Law in connection with any portion of the Pioneer Real Property or any facilities or operations thereon; (c) received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim or suit with respect to any Environmental Condition relating to any portion of the Pioneer Real Property or any facilities or operations thereon; or (d) been subject to or threatened with any governmental or citizen action with respect to any portion of the Pioneer Real Property or any facilities or operations thereon.

          (Q) ASBESTOS. Except as disclosed in such Phase I environmental site assessments delivered to AHP Utah pursuant to Section 8.14 hereof, to the best knowledge of the Paracelsus Entities after engaging an outside consultant, the Pioneer Facility does not contain any friable asbestos in any form.

          (R) BROKERS. The Paracelsus Entities have not dealt with any broker or finder in connection with the transactions contemplated hereby. The AHP Entities shall not be liable for any broker's or finder's fees on the basis of any agreement, undertaking or commitment of the Paracelsus Entities.

          (S) FINANCIAL STATEMENTS. Paracelsus has delivered to AHP copies of the Pioneer Financial Statements delivered to it by Columbia pursuant to the Columbia Agreement.

          To the best of the Paracelsus Entities' actual knowledge, such audited financial statements have been prepared in accordance with generally accepted accounting principles and practices consistently applied; such unaudited financial statements materially conform to GAAP; such balance sheets present fairly the financial condition of the Pioneer Business as of the dates indicated thereon, and such income statements and statements of cash flow present fairly the results of operations of the Pioneer Business for the periods indicated thereon; and since the date indicated on such balance sheets, there have occurred no material adverse changes in the financial condition or business of the Pioneer Business as reflect in the Pioneer Financial Statements.

          (T) NO MISSTATEMENTS. To the best knowledge of the each of the Paracelsus Entities, neither this Agreement, including the exhibits and schedules attached hereto, nor any certificate or instrument furnished or to be furnished to any AHP Entity by any Paracelsus Entity in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.

     7.2 AHP ENTITIES REPRESENTATIONS AND WARRANTIES. The AHP Entities each represent and warrant the following:

          (A) ORGANIZATION, POWERS, ETC. AHP is a Delaware corporation, AHP Kansas is a Kansas corporation, AHP New Orleans is a Louisiana corporation and AHP Utah is a Utah corporation, and each is duly organized, validly existing and in good standing under the laws of its respective state of organization. Each of the AHP Entities is authorized to do business in each state or jurisdiction in which the nature of its business requires such authorization except where a failure to be so qualified does not have a material adverse effect on its business, properties, condition (financial or otherwise) or operations. Each AHP Entity has the requisite corporate power, authority and legal right to (1) execute and deliver, and perform and observe the provisions of, this Agreement,
(2) execute and deliver, and perform and observe the provisions of, the Transaction Documents to which such AHP Entity is a party, (3) to carry out the transactions contemplated hereby and by the other Transaction Documents to be carried out by such AHP Entity, and (4) to conduct their respective businesses as such businesses are now being conducted. Neither the execution nor delivery of the Transaction Documents by any AHP Entity is in contravention of law or of the terms of any such AHP Entity's charter documents. AHP Utah has full power, authority and legal right to transfer good, indefeasible, insurable and marketable title to the Elmwood Real Property to Paracelsus Utah free and clear of all liens, claims and encumbrances except for Elmwood Permitted Encumbrances. AHP Kansas has full power, authority and legal right to transfer good title to the Halstead Bonds and the Halstead Equipment to Paracelsus Utah free and clear of all liens, claims and encumbrances.

          (B) DUE AUTHORIZATION. The Transaction Documents and each instrument provided for herein or therein to which such AHP Entity is a party will be, when executed and delivered as contemplated hereby, duly authorized, executed and delivered by such AHP Entity, and the Transaction Documents constitute, and each such instrument will constitute, when executed and delivered as contemplated hereby, legal, valid and enforceable obligations of such AHP Entity. The execution and delivery of the Transaction Documents have been duly authorized by all necessary corporate and stockholder action.

          (C) GOVERNMENTAL APPROVALS. No consent, approval or other authorization of, or registration, declaration or filing with, any court or governmental agency or commission is required for the due execution and delivery of the Transaction Documents to which any AHP Entity is a party or for the validity or enforceability thereof against each AHP Entity that is a party to such Transaction Document other than the recording or filing for recordation of the Transaction Documents, which recordings shall be made as soon as practicable after the date hereof.

          (D) NO LITIGATION. There are no actions, proceedings or investigations pending or, to the best knowledge of the AHP Entities, threatened against the AHP Entities before or by any court, arbitrator, administrative agency or other governmental authority, that call into question the authority or right of any AHP Entity to enter into and perform the Transaction Documents, or that, individually or in the aggregate, are expected, in the reasonable judgment of such AHP Entity, to materially and adversely affect such AHP Entity's ability to carry out any of the transactions contemplated by the Transaction Documents to be carried out by such AHP Entity.

          (E) NO CONFLICTS. Neither the execution and delivery of the Transaction Documents to which an AHP Entity is a party, compliance with the provisions hereof or thereof, nor the carrying out of the transactions contemplated hereby or thereby to be carried out by such AHP Entity will result in (1) a breach or violation of (a) any material law or governmental rule or regulation applicable to any such AHP Entity now in effect, (b) any provision of any of such AHP Entity's charter documents, (c) any judgment, order or decree of any court, arbitrator, administrative agency of other governmental authority binding upon such AHP Entity, or (d) any material agreement or instrument to which such AHP Entity is a party or by which such AHP Entity or its properties is bound; (2) the acceleration of the obligations of such AHP Entity; or (3) the creation of any lien, claim or encumbrance upon any properties or assets of such AHP Entity except as provided in the Transaction Documents.

          (F) SOLVENCY. Each AHP Entity is solvent and will not be rendered insolvent as a result of carrying out of the transactions required hereunder to be carried out by it. Each AHP Entity has filed all tax returns that are required to be filed by it and is not in default in the payment of any taxes levied or assessed against it or any of its assets, or under any judgment, order, decree, rule or regulation of any court, arbitrator, administrative agency or other governmental authority to which it may be subject that would, in each case or in the aggregate, materially adversely affect the carrying out of the transactions contemplated by any of the Transaction Documents. In agreeing to carry out each transfer and obligation contemplated hereby and by each instrument provided for herein to which such AHP Entity is a party, such AHP Entity is not acting with actual intent to hinder, delay or defraud any of its creditors or in the reasonable expectation of not receiving reasonably equivalent value in exchange for such transfer or obligation.

          (G) TITLE TO ELMWOOD REAL PROPERTY. The Elmwood Fee Property is free and clear of all liens, claims, encumbrances, security interests or rights of third parties claiming by, through or under any of the AHP Entities. The Elmwood Parking Leasehold has not been modified except as set forth in this Agreement and is free and clear of all liens, claims, encumbrances, security interests or rights of third parties claiming by, through or under any of the AHP Entities. The AHP Entities know of no defaults by the lessees of any portion of the Elmwood Real Property that are continuing as of the date hereof.

          (H) TITLE TO HALSTEAD REAL PROPERTY. The Halstead Master Lease and the Halstead Sublease have not been assigned or modified except as set forth in this Agreement and are free and clear of all liens, claims, encumbrances, security interests or rights of third parties claiming by, through or under any of the AHP Entities. The AHP Entities have no actual knowledge of any defaults by the lessees of any portion of the Halstead Real Property that are continuing as of the date hereof.

          (I) TRANSFERS ON AN "AS IS" BASIS. The AHP Entities make no representations or warranties as to the physical condition of the assets transferred or assigned by the AHP Entities to Paracelsus Utah pursuant to Articles 2 and 3 hereof, and each such transfer or assignment is made by the AHP Entity strictly on an "as is" basis.

          (J) BROKERS. The AHP Entities have not dealt with any broker or finder in connection with the transactions contemplated hereby. The Paracelsus Entities shall not be liable for any broker's or finder's fees on the basis of any agreement, undertaking or commitment of the AHP Entities.

          (K) NO MISSTATEMENTS. To the best knowledge of each of the AHP Entities, neither this Agreement, including the exhibits and schedules attached hereto, nor any certificate or instrument furnished or to be furnished to any Paracelsus Entity by any AHP Entity in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading.


                                    ARTICLE 8
               CONDITIONS PRECEDENT TO OBLIGATIONS OF AHP ENTITIES

     The obligations of the AHP Entities to consummate the transactions provided for herein on any of the Closing Dates are subject to the satisfaction or waiver of the following conditions precedent:

     8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Paracelsus Entities contained in Section 7.1 hereof shall be accurate in all material respects as of each of the Closing Dates.

     8.2 COMPLIANCE WITH THIS AGREEMENT. The Paracelsus Entities shall have duly and timely observed and performed all covenants, agreements and conditions contained herein that are required to be observed or performed by them as of such Closing Date, and the Paracelsus Entities shall not be in default in the observance or performance of any such covenant, agreement or condition.

     8.3 CONSUMMATION OF THE COLUMBIA AGREEMENT. The Columbia Agreement shall be fully consummated by all of the parties thereto concurrently with the Pioneer Closing.

     8.4 DELIVERY AND EFFECTIVENESS OF DOCUMENTS. The Paracelsus Entities shall have duly executed, acknowledged and delivered the documents required to be delivered by them pursuant to Article 6 hereof as of such Closing Date, and such documents shall be in full force and effect.

     8.5 PIONEER CLOSING. With respect to the Halstead Closing and the Elmwood Closing, the AHP Entities shall have reasonably satisfied themselves that the Pioneer Closing has been scheduled for a date that is no later than two (2) business days after the earlier to occur of the Halstead Closing and the Elmwood Closing and that the consummation of the Columbia Agreement will occur concurrently with the Pioneer Closing.

     8.6 PAYMENT OF PURCHASE PRICE. Paracelsus Utah shall have paid to the appropriate AHP Entity by wire transfer of same day funds the amounts due to be paid by Paracelsus Utah pursuant to Article 4 hereof as of such Closing Date.

     8.7 HALSTEAD SUBLEASE RENTS. With respect to the Halstead Closing, Paracelsus Utah shall have paid to AHP Kansas by wire transfer of same day funds all amounts due, if any, under the terms of the Halstead Sublease, prorated to the date of the Halstead Closing.

     8.8 ELMWOOD RENTS. Paracelsus Utah shall have paid to AHP New Orleans by wire transfer of same day funds all amounts due, if any, under the terms of the Elmwood Lease, prorated to the date of the Elmwood Closing.

     8.9 PIONEER LEASES. With respect to the Pioneer Closing, Paracelsus Utah shall have delivered to AHP Utah satisfactory evidence that all unrecorded leases or subleases of any portion of the Pioneer Fee Property have been terminated, except for such leases or subleases identified in Schedule 8.9 (the "Approved Leases"), to which AHP Utah has consented. Upon AHP Utah's acquisition of fee title to the Pioneer Fee Property, AHP Utah shall acquire Paracelsus Utah's interest as lessor under the Approved Leases. AHP Utah hereby agrees to immediately assign all of its rights, title and interest in the Approved Leases to Paracelsus Utah pursuant to that certain Pioneer Assignment and Assumption Agreement in the form of EXHIBIT MM hereto.

     8.10 WARRANTIES. With respect to the Pioneer Closing, Paracelsus Utah shall have assigned for the benefit of AHP Utah any and all title guaranties and warranties Paracelsus Utah holds with respect to the Pioneer Fee Property.

     8.11 CONSENTS. AHP Utah shall have received evidence, in form and substance reasonably satisfactory to it, of the certifications, approvals and consents to this Agreement and the transactions contemplated hereby of every person whose consent is reasonably required by AHP Utah as of such Closing Date.

     8.12 TITLE INSURANCE. With respect to the Pioneer Closing, the Title Company shall have issued to AHP Utah either (a) an owner's policy of title insurance ALTA Form 1970 in the amount of $51,690,000 insuring title to the Pioneer Fee Property in AHP Utah, or (b) a commitment, reasonably satisfactory in form and content to AHP Utah to issue to AHP Utah an owner's policy of title insurance ALTA Form 1970 in the amount of $51,690,000 covering the Pioneer Fee Property free of all liens, claims and encumbrances (except for the Pioneer Permitted Encumbrances), in each case omitting any exception concerning matters of survey and matters arising between the date of the Pioneer Closing and the date of recording of the instruments of conveyance of the Pioneer Fee Property. The title policy shall be in form reasonably acceptable to AHP Utah and shall affirmatively insure that AHP Utah has good and indefeasible title to the Pioneer Fee Property free and clear of all exceptions to title (except for the Pioneer Permitted Encumbrances). If a commitment is presented, the Title Company shall execute a Receipt and Agreement at closing agreeing to issue a title policy in accordance with the provisions of the Title Commitment as approved by AHP Utah. The Paracelsus Entities shall be responsible for and shall pay any and all costs, premiums, charges and fees relating to the title policies and the endorsements thereto.

     8.13 SURVEY. With respect to the Pioneer Closing, AHP Utah shall have received and approved an on-the-ground survey of the Pioneer Fee Property certified by Larsen & Malmquist dated August 8, 1995 for the purpose of deleting standard survey exceptions and sufficient to enable affirmative coverage to be afforded regarding location, zoning, contiguity, parking, loading and other matters. The survey shall reflect all improvements visible on the grounds and all easements, rights of way, means of ingress or egress, encroachments and drainage ditches, whether abutting or interior, of record or on the grounds.
The survey shall reflect whether and to the extent any portion of the Pioneer Fee Property lies within the 100-year flood plain and shall otherwise be in a form reasonably satisfactory to AHP. The survey shall be certified to the Title Company and AHP Utah, in a form satisfactory to the Title Company and AHP Utah.

     8.14 ENVIRONMENTAL REPORT. With respect to the Pioneer Closing, AHP Utah shall have received and approved a Phase I environmental report dated
October 11, 1995 prepared by Dames & Moore, addressed to AHP Utah, concerning the absence of Environmental Conditions at the Pioneer Fee Property.

     8.15 LICENSES. With respect to the Pioneer Closing, AHP Utah shall have received evidence of the issuance to Paracelsus Utah of all permits, licenses, conditional use permits, variances and other certificates including, but not limited to, a license from the Utah

Department of Health to operate the Pioneer Facility as a 135-bed acute care hospital as necessary to permit the full use of the Pioneer Real Property; the same shall be in full force and effect, and any and all appeals periods shall have expired, and there shall be no action pending or recommended by the appropriate federal agency (or the staff thereof) to revoke, withdraw or suspend any such permit, license, conditional use permit, variance or other certificate.

     8.16 TITLE TO COLLATERAL. With respect to the Pioneer Closing, AHP Utah shall have received and approved evidence that (A) Paracelsus Utah holds good legal title to the Pioneer Leasehold Property and that enforceable, first and prior liens on or security interests in the Pioneer Leasehold Property will be granted to AHP Utah by Paracelsus Utah, and (B) the California Affiliate holds good legal title to the California Facilities and that enforceable, first and prior security interests in all accounts and revenues of the California Facilities will be granted by the California Affiliate to AHP Utah. Notwithstanding the foregoing, the parties hereto agree that neither of the Paracelsus Entities nor the California Affiliate will be required to purchase title insurance commitments or policies pertaining to the Pioneer Leasehold Property or to the California Facilities.

     8.17 APPRAISAL. With respect to the Pioneer Closing, AHP Utah shall have received and approved an appraisal prepared by Valuation Counselors indicating that, on the basis of a physical inspection and a review of the survey referred to in Section 8.13 hereof and such other information as Valuation Counselors deems necessary or appropriate, the fair market value (taking into account income, market and cost approaches) of the Pioneer Fee Property is no less than $51,690,000.

     8.18 PLANS. With respect to the Pioneer Closing, AHP Utah shall have received and approved final plans and specifications for the Pioneer Facility.

     8.19 GOOD STANDING CERTIFICATES. The AHP Entities shall have received certificates of existence and good standing of the Paracelsus Entities from the state in which each such Paracelsus Entity is incorporated, each dated the most recent practical date prior to the Closing Date.

     8.20 CERTIFICATES OF MERGER. The AHP Entities shall have received copies of the certificates of merger pursuant to which Paracelsus Kansas and Paracelsus New Orleans were merged with and into Paracelsus Utah, certified by the appropriate official of each state in which such certificates of merger were filed.

     8.21 SHAREHOLDER RESOLUTIONS. The AHP Entities shall have received copies of resolutions duly adopted by the shareholders of (A) Paracelsus Utah authorizing and approving such corporation's performance of the transactions contemplated hereby and by the Columbia Agreement and the execution and delivery of this Agreement and the Transaction Documents, and (B) Paracelsus Kansas and Paracelsus New Orleans authorizing and approving such corporation's merger with and into Paracelsus Utah, each such shareholders' resolution certified as true and of full force and effect as of the Closing Date by the appropriate officers of such corporation.

     8.22 BOARD RESOLUTIONS. The AHP Entities shall have received copies of resolutions duly adopted by the board of directors of (A) each of the Paracelsus Entities authorizing and approving such Paracelsus Entity's performance of the transactions contemplated hereby and the execution and delivery of this Agreement and the Transaction Documents, and (B) each of Paracelsus Kansas and Paracelsus New Orleans and Paracelsus Utah authorizing and approving such corporation's merger with and into Paracelsus Utah, each such board resolution certified as true and of full force and effect as of the Closing Date by the appropriate officers of such corporations.

     8.23 INCUMBENCY CERTIFICATES. The AHP Entities shall have received certificates of incumbency for the respective officers of each of the Paracelsus Entities or their predecessors-in-interest executing this Agreement or the Transaction Documents or making certifications dated as of a Closing Date.

     8.24 LEGAL OPINION. The AHP Entities shall have received a legal opinion of Robert C. Joyner, Paracelsus' General Counsel, substantially in the form of
EXHIBIT II attached hereto.

     8.25 TRANSACTION COSTS. The Paracelsus Entities shall have paid all costs and expenses of the transactions contemplated hereby or shall have provided for the payment thereof to the extent that the Paracelsus Entities have received invoices or statements therefor (with such statements and invoices, in the case of expenses incurred by the AHP Entities, to be in reasonable detail). Such costs and expenses shall include, without limitation (1) all taxes, including, without limitation, documentary transfer taxes and documentary stamp taxes (in either case whether imposed at the time of recordation of the instruments provided for herein or thereafter), any roll-back taxes for change in land use, sales gains and similar taxes, but excluding any income taxes of the AHP Entities, (2) the cost of the environmental reports identified in Section 8.14,
(3) the survey and title examination costs and all premiums and other costs relating to the survey identified in Section 8.13, and (4) the reasonable fees and expenses of the AHP Entities' legal counsel.


                                    ARTICLE 9
           CONDITIONS PRECEDENT TO OBLIGATIONS OF PARACELSUS ENTITIES


     The obligations of the Paracelsus Entities to consummate the transactions provided for herein on any of the Closing Dates are subject to the satisfaction or waiver of the following conditions precedent:

     9.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the AHP Entities contained in Article 7 hereof shall be accurate in all material respects as of each of the Closing Dates.

     9.2 COMPLIANCE WITH THIS AGREEMENT. The AHP Entities shall have duly and timely observed and performed all covenants, agreements and conditions contained herein that are required to be observed or performed by them as of such Closing Date, and the AHP Entities shall not be in default in the observance or performance of any such covenant, agreement or condition.

     9.3 CONSUMMATION OF THE COLUMBIA AGREEMENT. The Columbia Agreement shall be fully consummated by all of the parties thereto concurrently with the Pioneer Closing.

     9.4 DELIVERY AND EFFECTIVENESS OF DOCUMENTS. The AHP Entities shall have duly executed, acknowledged and delivered the documents required to be delivered by them pursuant to Article 6 hereof as of such Closing Date, and such documents shall be in full force and effect.

     9.5 PURCHASE PRICE. AHP Utah shall have paid to Paracelsus Utah by wire transfer of same day funds the amounts due to be paid by AHP Utah pursuant to
Section 4.3 hereof as of such Closing Date.

     9.6 PIONEER CLOSING. With respect to the Halstead Closing and the Elmwood Closing, the Paracelsus Entities shall have reasonably satisfied themselves that if the Pioneer Closing is not occurring concurrently with the Halstead Closing and the Elmwood Closing, that the Pioneer Closing has been scheduled for, and will be consummated on, a date that is no later than two (2) business days after the earlier to occur of the Halstead Closing and the Elmwood Closing and that the consummation of the Columbia Closing will occur concurrently with the Pioneer Closing.

     9.7 WARRANTIES. With respect to the Halstead Closing and the Elmwood Closing, the appropriate AHP Entity shall have assigned for the benefit of Paracelsus Utah any and all contracts, guaranties and warranties of contractors and vendors which such AHP Entity holds with respect to the Halstead Fee Property and the Elmwood Fee Property.

     9.8 CONSENTS. The Paracelsus Entities shall have received evidence, in form and substance reasonably satisfactory to them, of the certifications, approvals and consents to this Agreement and the transactions contemplated hereby of every person whose consent is reasonably required by the Paracelsus Entities as of such Closing Date, including the City of Halstead.

     9.9 RENT CREDIT. Paracelsus Utah shall be entitled to a cash refund or a credit against the Halstead Purchase Price or the Elmwood Purchase Price, at Paracelsus Utah's option, to the extent any Paracelsus Entity has paid an amount of rent in advance under the Elmwood Lease or the Halstead Sublease and is entitled to a refund of such rent (less deductions therefrom for amounts due the AHP Entity under the Elmwood Lease or Halstead Sublease) as of the Closing Dates under the terms of the Elmwood Lease or the Halstead Sublease.

     9.10 GOOD STANDING CERTIFICATES. The Paracelsus Entities shall have received certificates of existence and good standing of the AHP Entities from the state in which each such AHP Entity is incorporated, each dated the most recent practical date prior hereto.

     9.11 SHAREHOLDER RESOLUTIONS. The Paracelsus Entities shall have received copies of resolutions duly adopted by the shareholders of each of AHP Kansas, AHP New Orleans and AHP Utah authorizing and approving such corporation's performance of the transactions contemplated hereby and the execution and delivery of this Agreement and the Transaction Documents, certified as true and of full force and effect as of the Closing Date by the appropriate officers of such corporations.

     9.12 BOARD RESOLUTIONS. The Paracelsus Entities shall have received copies of resolutions duly adopted by the board of directors of each of the AHP Entities authorizing and approving such AHP Entity's performance of the transactions contemplated hereby and the execution and delivery of this Agreement and the Transaction Documents, certified as true and of full force and effect as of the Closing Date by the appropriate officers of the AHP Entities.

     9.13 INCUMBENCY CERTIFICATES. The Paracelsus Entities shall have received certificates of incumbency for the respective officers of each of the AHP Entities executing this Agreement or the Transaction Documents or making certifications dated as of the Closing Date.


                                   ARTICLE 10
                CLOSINGS OF THE TRANSACTIONS CONTEMPLATED HEREBY


     10.1 HALSTEAD CLOSING. The Halstead Closing may, upon the mutual agreement of the AHP Entities and the Paracelsus Entities, occur on a date that is no more than two (2) business days prior to the date on which the Pioneer Closing is scheduled to occur.

     10.2 ELMWOOD CLOSING. The Elmwood Closing may, upon the mutual agreement of the AHP Entities and the Paracelsus Entities, occur on a date that is no more than two (2) business days prior to the date on which the Pioneer Closing is scheduled to occur.

     10.3 FAILURE OF PIONEER CLOSING. If either the Halstead Closing or the Elmwood Closing shall have occurred and if the Pioneer Closing shall have failed to occur within five (5) business days after the date of the earlier to occur of the Halstead Closing and the Elmwood Closing, the Paracelsus Entities shall, at the request of AHP, take all actions necessary, including the execution and delivery of any and all documents and instruments reasonably requested by AHP, to reconvey and reassign all assets transferred or assigned by the AHP Entities to the Paracelsus Entities in connection with the Halstead Closing or the Elmwood Closing, to reinstate any and all agreements terminated in accordance with Sections 5.1 or 5.2 hereof, and to generally place the AHP Entities and the Paracelsus Entities in the same legal positions as such entities stood prior to the Halstead Closing and the Elmwood Closing, provided, that the AHP Entities return all of the Halstead Purchase Price and the Elmwood Purchase Price concurrently therewith.

                                   ARTICLE 11
           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION


     11.1 SURVIVAL. The representations, warranties, covenants and agreements of the parties hereto contained in this Agreement, or in any of the documents delivered pursuant to the provisions of this Agreement or the Transaction Documents, shall survive the making of this Agreement and such documents. No performance or execution of this Agreement in whole or in part by any party hereto, no course of dealing between or among the parties hereto, no delay or failure on the part of any party in exercising any rights hereunder at law or in equity nor any investigation by any party shall operate as a waiver of any rights of such party.

     11.2 INDEMNIFICATION BY PARACELSUS. Each Paracelsus Entity shall jointly and severally indemnify, defend and hold the AHP Entities and their respective officers, directors, employees, agents and affiliates harmless from and against, and shall pay to each such indemnified person the full amount of, any loss, claim, damage, liability (including any federal, state or local tax liability) or expense (including reasonable attorneys' fees, court costs and out-of-pocket expenses) incurred by or resulting to any such indemnified person, either directly or indirectly, by reason of or resulting from:

          (A) any breach of or inaccuracy in the representations and warranties, or breach, nonfulfillment or default in the performance of any of the conditions, covenants and agreements, of the Paracelsus Entities contained in this Agreement or in any certificate or document delivered by a Paracelsus Entity pursuant to any of the provisions of this Agreement, including any of the Transaction Documents;

          (B) any Environmental Condition relevant to the Pioneer Fee Property or any facilities or operations thereon, existing as of and/or prior to the date hereof, even if not discovered until after the date hereof;

          (C) any violation of an Environmental Law with respect to the Pioneer Fee Property or any facilities or operations thereon, existing as of and/or prior to the date hereof, even if not discovered until after the date hereof;

          (D) any accident, injury to or death of persons, or loss of or damage to property, occurring on or about the Pioneer Fee Property, or adjoining sidewalks, alleys or roadways, including without limitation any claims of malpractice;

          (E) any fees, charges, taxes or impositions that are the obligation of Paracelsus Utah or any of its predecessors-in-interest pursuant to the applicable provisions of the Halstead Lease, the Halstead Sublease, the Elmwood Lease and the Elmwood Parking Lease;

          (F) any increased federal or state income tax liability incurred by any AHP Entity by reason of the disposition of the interests of the AHP Entity in the Halstead Facility and Elmwood Facility, respectively, and the acquisition of the interests provided for herein in the Pioneer Facility; and

          (G) any sales or use taxes incurred because of the conveyance of the Pioneer Fee Property or any other interests in the Pioneer Facility to AHP Utah.

     11.3 NOTICE OF CLAIMS. If a third party shall make a Third-Party Claim against an Indemnified Party, then the Indemnified Party shall, within ten business days after receiving notice of such Third-Party Claim, give written notice thereof to the Indemnifying Party, and shall immediately afford the Indemnifying Party's counsel, at the Indemnifying Party's sole expense, the opportunity to join and participate in discussing, defending or compromising such Third-Party Claim. The Indemnifying Party may, within 30 days after receipt of such notice of claim, by written notice to the Indemnified Party and by executing a litigation indemnity in form acceptable to the Indemnified Party, elect to undertake, at its own expense, the defense of such Third-Party Claim in the name of the Indemnified Party and such undertaking to defend shall include the right to appeal and the right to compromise or settle. If the Indemnifying Party shall so elect to undertake the defense of any Third-Party Claim, the Indemnified Party shall have the right to participate fully in such defense at its own expense. In the event that the Indemnified Party declines to participate in the defense, the Indemnified Party shall not be liable to the Indemnifying Party for any legal or other expenses subsequently incurred by the Indemnifying Party in connection with the defense of such Third-Party Claim.

     11.4 COOPERATION. The parties, their successors and assigns shall cooperate in the defense of any Third-Party Claim, including providing such witnesses and documentary evidence as may be reasonably requested by the Indemnifying Party and otherwise assisting in the litigation in appropriate circumstances. The Indemnifying Party shall be responsible for all out-of-pocket expenses reasonably incurred by the Indemnified Party in connection with such cooperation. Claims for indemnity shall bear interest, during the period between the date on which the related loss, damage, liability or expense was incurred (which with respect to any Third-Party Claim shall be the date of payment to such third party) until paid, at a rate equal to five percent (5%) per annum.


                                   ARTICLE 12
                               REMEDIES FOR BREACH


     Upon the occurrence of any default hereunder, which default continues for 30 days after written notice is given to the defaulting party, the following remedies will be available to the parties hereto, subject to Section 13.5 pertaining to resolution of disputes:

     12.1 PARACELSUS ENTITY DEFAULT. If any Paracelsus Entity is in default, the AHP Entities shall have the right to treat this Agreement as being in full force and effect and obtain specific performance or recover such damages as may be proper, or both.

     12.2 AHP ENTITY DEFAULT. If any AHP Entity is in default, the Paracelsus Entities shall have the right to treat this Agreement as being in full force and effect and obtain specific performance or recover such damages as may be proper, or both.

     12.3 FAILURE TO CLOSE COLUMBIA AGREEMENT. If for any reason the transactions contemplated by the Columbia Agreement fail to take place, the Paracelsus Entities shall nevertheless pay all costs and expenses of the AHP Entities incurred in connection with the transactions contemplated hereby. Such costs and expenses shall include, without limitation (1) all taxes, including, without limitation, documentary transfer taxes and documentary stamp taxes (in either case whether imposed at the time of recordation of the instruments provided for herein or thereafter), any roll-back taxes for change in land use, sales gains and similar taxes, together with interest and penalties (if any) therein, but excluding any income taxes of the AHP Entities, (2) the cost of any environmental reports prepared in connection with the transactions contemplated herein, (3) the survey and title examination costs and all premiums and other costs relating to any surveys prepared in connection with the transactions contemplated herein, and (4) the reasonable fees and expenses of the AHP Entities' legal counsel.


                                   ARTICLE 13
                                  MISCELLANEOUS


     13.1 PARACELSUS UTAH UNDERTAKINGS REGARDING CERTAIN RIGHTS ASSOCIATED WITH THE PIONEER HOSPITAL. The parties acknowledge that pursuant to the Columbia Agreement Paracelsus Utah will acquire various real property leasehold interests, purchase options, rights of first refusal and other rights and interests associated with the Pioneer Hospital which it is not conveying to AHP Utah pursuant hereto. Such rights and interests, which are identified in
SCHEDULE 13.1 hereto, are referred to herein as the "PIONEER HOSPITAL RELATED RIGHTS". During the term of the Pioneer Lease, except insofar as AHP Utah may grant its prior written consent otherwise (which consent will not be unreasonably withheld), Paracelsus Utah agrees to use commercially reasonable efforts to maintain all of the Pioneer Hospital Related Rights in effect in accordance with their respective terms; to exercise all such rights held by Paracelsus Utah in accordance with the terms thereof; and not to relinquish or surrender, or create or suffer any liens or encumbrances on, any of the Pioneer Hospital Related Rights, except liens and encumbrances: (i) in existence on the date hereof; (ii) incurred in the ordinary course of business; or (iii) otherwise permitted under the terms hereof. Upon termination of the Pioneer Lease, if Paracelsus Utah does not exercise the option provided for therein to purchase the Pioneer Hospital, upon request therefor from AHP Utah, Paracelsus Utah will convey to AHP Utah all or any part of the Pioneer Hospital Related Rights then in effect, and all or any part of the property rights and interests theretofore acquired by Paracelsus Utah by reason of exercise of any of the Pioneer Hospital Related Rights, if any, with warranties only against persons claiming by, through or under Paracelsus Utah. Such conveyance shall be for a nominal consideration, except that, if Paracelsus Utah has acquired any property rights or interests upon exercise of any of the Pioneer Hospital Related Rights, and if AHP Utah requests that any of such property rights or interests be conveyed to AHP Utah, the consideration for transfer of any such property rights or interests shall be equal to the amounts paid by Paracelsus Utah in connection with its acquisition of any such property right or interest. If Paracelsus Utah exercises the right to purchase the Pioneer Hospital pursuant to the Pioneer Lease, the foregoing rights of AHP Utah to receive a conveyance of any of the Pioneer Hospital Related Rights will automatically terminate.

     13.2 FURTHER ASSURANCES. Each party hereto shall execute all instruments and take all actions as are necessary or desirable to effect the transactions contemplated hereby.

     13.3 NOTICES. All notices, demands, requests, offers, consents, approvals and other communications required or permitted hereunder shall be in writing and delivered by personal delivery, courier or messenger service, express or overnight mail, or by registered or certified mail, return receipt requested and postage prepaid, or by facsimile addressed to the respective parties as follows:

          If to any of the Paracelsus Entities or their predecessors-in-interest:

               Paracelsus Healthcare Corporation
               Suite 1100
               155 N. Lake Avenue
               Pasadena, California 91101
               Attention: Robert C. Joyner
               Facsimile: (818) 304-9588

          with a copy to:

               Milbank, Tweed, Hadley & McCloy
               30th Floor
               601 S. Figueroa Street
               Los Angeles, California 90017
               Attention: Eric H. Schunk, Esq.
               Facsimile: (213) 629-5063

          If to any of the AHP Entities:

               American Health Properties, Inc.
               Suite 1800
               6400 South Fiddler's Green Circle
               Englewood, Colorado 80111
               Attention: Michael J. McGee
               Facsimile: (303) 796-9708

          with a copy to:

               Davis, Graham & Stubbs, L.L.C.
               Suite 4700
               370 17th Street
               Denver, Colorado 80202
               Attention: Brian T. Dolan, Esq.
               Facsimile: (303) 893-1379
or to such other address or facsimile number as any party may hereafter designate by notice to the other parties. Personally delivered notice and notice sent by courier or messenger service or by express or overnight mail or by facsimile transmission shall be effective upon receipt. Notice given by mail shall be complete at the time of deposit in the U.S. mail system, but any prescribed period of notice and any right or duty to do any act or make any response within any prescribed period or on a date certain after the service of such notice given by mail shall be extended by five days.

     13.4 SUCCESSORS AND ASSIGNS. The rights and obligations of the Paracelsus Entities under this Agreement may not be assigned or delegated (except by reason of a merger of Paracelsus New Orleans and/or Paracelsus Kansas into Paracelsus
Utah) without the prior written consent of AHP. The rights and obligations of the AHP Entities under this Agreement may only be assigned and delegated in conjunction with current assignments or delegations of all agreements running between AHP and its affiliates and Paracelsus and its affiliates. Any attempted assignment hereof that fails to meet the foregoing requirements shall be void and ineffective. Subject to the foregoing, this Agreement shall be binding upon the parties hereto and their respective permitted successors and assigns.

     13.5 GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF UTAH, EXCEPT FOR ISSUES GOVERNED BY THE LAW OF REAL PROPERTY, WHICH SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE IN WHICH SUCH REAL PROPERTY AT ISSUE IS LOCATED. THE PARACELSUS ENTITIES HEREBY CONSENT TO THE EXERCISE OF JURISDICTION BY ANY FEDERAL OR STATE COURT SITTING IN SALT LAKE CITY, UTAH, FOR THE PURPOSES OF ANY AND ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT. ANY LEGAL PROCEEDINGS BROUGHT BY ANY PARACELSUS ENTITY ARISING OUT OF THIS AGREEMENT SHALL BE BROUGHT IN THE STATE OF UTAH. THE PARACELSUS ENTITIES IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT ANY SUCH PARACELSUS ENTITY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT, ANY CLAIM BASED ON THE CONSOLIDATION OF PROCEEDINGS IN SUCH COURTS IN WHICH PROPER VENUE MAY BE IN DIVERGENT JURISDICTIONS, AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     13.6 RESOLUTION OF DISPUTES. Notwithstanding Article 12 hereof, any differences between any Paracelsus Entity, on one hand, and any AHP Entity, on the other hand, which cannot be resolved by mutual agreement, will be resolved by mandatory and binding arbitration in accordance with the Arbitration Procedures appended hereto as EXHIBIT JJ.

     13.7 WAIVERS. The waiver by either party of any breach of or condition to this Agreement shall not operate as, or be construed to constitute, a waiver of any subsequent breach or other condition to this Agreement.

     13.8 DIVISIONS AND HEADINGS. The division of this Agreement into sections and subsections and the use of captions and headings in connection therewith are solely for convenience and shall have no legal effect in construing the provisions of this Agreement.

     13.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be a valid and binding original, but all of which together shall constitute one and the same instrument.

     13.10 SEVERABILITY. If any provision of this Agreement is deemed to be invalid, illegal or unenforceable, the remainder of this Agreement shall be valid and enforceable.


                   [Balance of page intentionally left blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in multiple originals by their authorized officers, all as of the date and year first above written.


                         AHP ENTITIES:

                         AMERICAN HEALTH PROPERTIES, INC.


                         By
                           ------------------------------------
                             Joseph P. Sullivan, President


                         AHP OF KANSAS, INC.


                         By
                           ------------------------------------
                            Joseph P. Sullivan, President


                         AHP OF NEW ORLEANS, INC.


                         By
                           ------------------------------------
                            Joseph P. Sullivan, President


                         AHP OF UTAH, INC.


                         By
                           ------------------------------------
                            Joseph P. Sullivan, President

                         PARACELSUS ENTITIES:

                         PARACELSUS HEALTHCARE CORPORATION



                         By:
                            ------------------------------------
                             Robert C. Joyner
                             Vice President and General
                             Counsel


                         PARACELSUS PIONEER VALLEY
                         HOSPITAL, INC.



                         By:
                            ------------------------------------
                             Robert C. Joyner,
                             Vice President and General
                             Counsel

                                    EXHIBIT A
                         TO PURCHASE AND SALE AGREEMENT
                            DATED AS OF MAY 15, 1996

                             BOYER CLINIC LEASEHOLD

                                    EXHIBIT B
                         TO PURCHASE AND SALE AGREEMENT
                            DATED AS OF MAY 15, 1996

                              CALIFORNIA FACILITIES


     The California Facilities consist of the following skilled nursing facilities, with respect to which Paracelsus Real Estate Corporation is the lessee of the real estate, and Paracelsus Convalescent Hospitals, Inc. is the operator.

     1.   Lafayette Convalescent Hospital
          1010 First Street
          Lafayette, California 94549

     2.   Oak Park Convalescent Hospital
          1625 Oak Park Boulevard
          Pleasant Hill, California 94523

     3.   Rheem Valley Convalescent Hospital
          348 Rheem Boulevard
          Moraga, California 94556

     4.   University Convalescent Hospital
          2122 Santa Cruz Avenue
          Menlo Park, California 94025

                                    EXHIBIT C
                         TO PURCHASE AND SALE AGREEMENT
                            DATED AS OF MAY 15, 1996

                              ELMWOOD FEE PROPERTY

A CERTAIN TRACT OF LAND, together with all the buildings and improvements thereon, and all the rights, ways, privileges and servitudes, thereunto belonging or in anywise appertaining, situated in the State of Louisiana, Parish of Jefferson, that part thereof known as CLEARVIEW COMMERCIAL PARK, all as per plan of resubdivision made by J. J. Krebs & Sons, Inc., dated September 14, 1983, approved by the Jefferson Parish Council by Ordinance No. 15823 adopted on January 4, 1984, recorded at Entry No. 8402051, in COB 1065, folio 968, and said portion of ground is designated as LOT A-1 on the more recent plan by J. J. Krebs & Sons, Inc., dated August 4, 1987, revised August 19, 1987, re-certified October 29, 1988, resurveyed April 11, 1990, and May 7, 1990, and February 24, 1993, and is more particularly described as follows, to-wit:

Commence at the intersection of the Northerly right-of-way line of Bloomfield Street and the Westerly right-of-way line of Webb Drive, the POINT OF BEGINNING.

From the POINT OF BEGINNING measure South 71 degrees 42 minutes 09 seconds West along the Northerly right-of-way line of Bloomfield Street a distance of
238.37 feet to a point on the Easterly right-of-way line of Clearview Parkway; thence North 18 degrees 17 minutes 51 seconds West along the Easterly right-of-way line of Clearview Parkway a distance of 399.82 feet; thence North 71 degrees 42 minutes 09 seconds East a distance of 325.99 feet to a point on the Westerly right-of-way line of Webb Drive; thence in a Southerly direction along the Westerly right-of-way line of Webb Drive, along the arc of a curve to the left having a radius of 1532.62 feet a distance of 410.53 feet to the POINT OF BEGINNING.

A CERTAIN TRACT OF LAND, together with all the buildings and improvements thereon, and all the rights, ways, privileges and servitudes, thereunto belonging or in anywise appertaining, situated in the State of Louisiana, Parish of Jefferson, that part thereof known as CLEARVIEW COMMERCIAL PARK, all as per plan of resubdivision made by J. J. Krebs & Sons, Inc., dated September 14, 1983, approved by the Jefferson Parish Council by Ordinance No. 15823 adopted on January 4, 1984, recorded at Entry No. 8402051, in COB 1065, folio 968, and said portion of ground is designated as LOT A-2 on the plan by J. J. Krebs & Sons, Inc., dated August 4, 1987, revised August 19, 1987, re-certified October 29, 1988, resurveyed April 11, 1990, and May 7, 1990 and February 24, 1993, which is attached hereto and made a part hereof, and is more particularly described as follows, to-wit:

Commence at the intersection of the Northerly right-of-way line of Bloomfield Street and the Westerly right-of-way line of Webb Drive and measure thence along said Westerly line of Webb Drive in a Northerly direction along the arc of a curve to the right having a radius of 1532.62 feet a distance of 410.53 feet to the intersection of the Northerly line of Lot A-1, the POINT OF BEGINNING.

From the POINT OF BEGINNING measure along said Northerly line South 71 degrees 42 minutes 09 seconds West a distance of 325.99 feet to a point on the Easterly right-of-way line of Clearview Parkway; thence along said Easterly line North
18 degrees 17 minutes 51 seconds West a distance of 450.18 feet; thence along said Easterly line North 71 degrees 42 minutes 09 seconds East a distance of 15 feet; thence along said Easterly line in a Northerly direction along the arc of a curve to the right having a radius of 793.51 feet a distance of 132.76 feet to a point; thence leaving the Easterly line of Clearview Parkway measure South 70 degrees 30 minutes 01 seconds East a distance of 532.77 feet to a point on the Westerly right-of-way line of Webb Drive; thence along said Westerly line in a Southerly direction along the arc of a curve to the left having a radius of 1532.62 feet a distance of 283.42 feet to the intersection of the Northerly line of Lot A-1, the POINT OF BEGINNING.


THAT CERTAIN PIECE OR PORTION OF GROUND, together with all of the buildings and improvements thereon and all of the servitudes, rights and appurtenances thereunto belonging or in anywise appertaining situated in the State of Louisiana, Parish of Jefferson, in that part thereof known as Clearview Commercial Park, being a portion of St. Peter and Elmwood Plantations, all as per plan of resubdivision by J.J. Krebs & Sons, Inc., C.E.&S., dated
December 28, 1976, approved by the Jefferson Parish Council under Ordinance
No. 13285, adopted March 8, 1978, registered in the office of the Clerk of Court for the Parish of Jefferson, Louisiana in COB 921, folio 843, under Entry
No. 813736, and according to which plan said portion of ground is designated as Lot "B", and is described as follows, to-wit:

Commence at the intersection of the northerly right of way line of Bloomfield Street and the easterly right of way line of Webb Drive; measure thence in a northerly direction along the westerly right of way line of Webb Drive, along the arc of a curve to the right, having a radius of 1532.62 feet, a distance of
693.95 feet to a point, the point of beginning. From said point of beginning, measure N70DEG.30'01"W, a distance of 532.77 feet to a point on the easterly right of way line of Clearview Parkway; thence in a northerly direction along the easterly right of way line of Clearview Parkway, along the arc of a curve to the right, having a radius of 793.51 feet, a distance of 630.57 feet to a point; thence S552DEG.33'12"E a distance of 626.48 feet to a point on the westerly right of way line of Webb Drive, along the arc of a curve to the left, having a radius of 1,532.62 feet, a distance of 419.65 feet to a point, the point of beginning. All as more fully shown on a survey by J.J. Krebs & Sons, Inc., C.E.&S., dated May 26, 1978 resurveyed to show improvements November 14, 1979, and on January 16, 1980 to show utilities, revised February 24, 1989. According to survey of John E. Walker, C.E. & P.L.S., dated January 13, 1994, the Property has the same location and measurement.

Improvements thereon bear the Municipal No. 1333 South Clearview Parkway.

                                    EXHIBIT D
                         TO PURCHASE AND SALE AGREEMENT
                            DATED AS OF MAY 15, 1996

                            ELMWOOD PARKING LEASEHOLD

     Four (4) certain rectangular parcels of ground situated underneath the East still viaduct approach to the Huey P. Long Bridge, in the Parish of Jefferson, State of Louisiana, being part of St. Peter Plantation, situated North of Jefferson Highway, East of Souther Clearview Parkway, being that portion of right-of-way situated between the support towers between the Public Belt Railroad Commission for the City of New Orleans' communication pole line and Webb Drive, between Bent 99E-100E, 101E-102E, 107E-108E and between Bent 109E-110E, which land is required right-of-way for the Huey P. Long Bridge, containing 24,700 square feet more or less, but expressly excluding the steel viaduct approach, foundations and support towers connected therewith.

                                    EXHIBIT E
                         TO PURCHASE AND SALE AGREEMENT
                            DATED AS OF MAY 15, 1996

                         ELMWOOD PERMITTED ENCUMBRANCES

                                    EXHIBIT F
                         TO PURCHASE AND SALE AGREEMENT
                            DATED AS OF MAY 15, 1996

                            GRANGER CLINIC LEASEHOLD

                                    EXHIBIT G
                         TO PURCHASE AND SALE AGREEMENT
                            DATED AS OF MAY 15, 1996

                         HALSTEAD PERMITTED ENCUMBRANCES

                                    EXHIBIT H
                         TO PURCHASE AND SALE AGREEMENT
                            DATED AS OF MAY 15, 1996

                             HALSTEAD REAL PROPERTY
Tract 1:  Beginning at the Northwest Corner of Lot Ten (10), Block Eighteen
(18), Supplemental Addition of 1880 to the City of Halstead, as recorded in Vol. 2, Page 46 of Plat Book, Harvey County, Kansas; thence North 300.0 feet to the Northwest Corner of Lot Sixteen (16) of said Block 18; thence East 150.0 feet to the Northeast Corner of Lot Sixteen (16) of said Block 18; thence South 300.00 feet to the Northeast Corner of Lot Ten (10) of said Block 18; thence East 20.0 feet to the Northwest Corner of Lot Seven (7) of said Block 18; thence North
300.0 feet to the Northwest Corner of Lot One (1) of said Block 18; thence East
150.0 feet to the Northeast Corner of Lot One (1) of said Block 18; thence South
100.0 feet to the Southeast Corner of Lot Two (2) of said Block 18; thence West
85.0 feet; thence South 50.0 feet; thence East 85.0 feet to the Northeast Corner of Lot Four (4) of said Block 18; thence South 217.3 feet to a point on the East line and 32.7 feet North of the Southeast Corner of Lot Eight (8) of said
Block 18; thence West 149.0 feet; thence South 9.7 feet; thence East 3.0 feet; thence South 38.1 feet; thence West 44.2 feet; thence North 38.1 feet; thence East 3.3 feet; thence North 9.7 feet; thence West 11.4 feet; thence South 5.0 feet; thence West 15.1 feet; thence North 5.0 feet; thence West 15.3 feet; thence South 34.2 feet; thence West 40.9 feet; thence South 88.0 feet; thence East 109.6 feet to the centerline of the alley between Chestnut Street and Poplar Street; thence South 96.5 feet; thence West 10.0 feet to a point on the East line and 6.0 feet South of the Northeast Corner of Lot Twelve (12),
Block Nineteen (19) of said Supplemental Addition of 1880; thence South 94.0 feet to the Southeast Corner of Lot Eleven (11) of said Block 19; thence West for 380.0 feet to the Southwest Corner of Lot Four (4), Block Twenty-two (22), of said Supplemental Addition of 1880; thence North 380.0 feet to the Northwest Corner of Lot Seven (7), Block Twenty-three (23), of said Supplemental Addition of 1880; thence East 230.0 feet to the point of beginning.

Tract 2:  The South 44 feet of Lot Three (3) and the North 10 feet of Lot Four
(4), in Block Nineteen (19), Supplemental Addition of 1880 of the City of Halstead, as recorded in Vol. 2, Page 46, of Plat Book, Harvey County, Kansas.

Tract 3:  All of Lots Thirteen (13), Fourteen (14), Fifteen (15) and Sixteen
(16), in Block Eight (8), Supplemental Addition of 1880, of the City of Halstead, as recorded in Vol. 2, Page 46, of Plat Book, Harvey County, Kansas.

Tract 4: Lot Seven (7), Block Eight (8), Supplemental Addition of 1880, of the City of Halstead, as recorded in Vol. 2, Page 46 of the Plat Book, Harvey County, Kansas.

Tract 5: Lot Five (5), Block Twenty-three (23), Supplemental Addition of 1880, of the City of Halstead, as recorded in Vol. 2, Page 46 of the Plat Book, Harvey County, Kansas.

Tract 6:  The West 80 feet of Lots Eight (8), Nine (9) and Ten (10) in
Block Nineteen (19), Supplemental Addition of 1880, of the City of Halstead, as recorded in Vol. 2, Page 46 of the Plat Book, Harvey County, Kansas.

Tract 7: Lots Nine (9) and Ten (10) in Block Twenty-three (23), Supplemental Addition of 1880, of the City of Halstead, as recorded in Vol. 2, Page 46 of the Plat Book, Harvey County, Kansas.

Tract 8: Reciprocal easement appurtenant to Tract 1 for the purpose of maintaining encroachments, if any, of the existing building located on Tract 1, over a portion of the East boundary of the land, onto land adjacent thereto on the East, as created by the Party Wall Agreement dated June 28, 1993 and recorded in Book 338, Page 419, and Party Wall Agreement dated June 29, 1993 and recorded in Book 338, Page 423, Misc. Records.

Tract 9: Easement for the benefit of Tract 3, to permit any protrusion of the building and sidewalk located on Tract 3, over and across the following described property as established by the instrument recorded in Book 338, Page 417, Misc. Records to wit: The North 8.3 feet of Lot Twelve (12) Block Eight
(8), Supplemental Addition of 1880, of the City of Halstead, as recorded in Volume 2, Page 46 of Plat Book, Harvey County, Kansas.

Tract 10: Easement appurtenant to Tract 1 for the purpose of maintaining existing encroachments of existing building located on Tract 1, over and across the following described property, as created by the instrument recorded in Book 338, Page 427 Misc. Records to wit: Beginning at the Southwest Corner of Lot Eleven, Block Eighteen of Supplemental Addition of 1880 of the City of Halstead, Harvey County, Kansas, thence North for 5.0 feet to a point on the West line of said lot Eleven; thence west for 28.43 feet; thence South for 5.0 feet; thence East for 28.43 feet to the point of beginning.

                                    EXHIBIT I
                         TO PURCHASE AND SALE AGREEMENT
                            DATED AS OF MAY 15, 1996

                                NHI MOB LEASEHOLD


BEGINNING at a point on the West line of the Southeast quarter of the Southeast quarter of Section 30, said point being South 89DEG.56'54" West along the Section line 1323.97 feet and North 0DEG.08'49" West 1093.53 feet from the Southeast corner of Section 30, Township 1 South, Range 1 West, Salt Lake Base and Meridian; and running thence North 0DEG.08'49" West along said West line
234.16 feet to the Northwest corner of the Southeast quarter of the Southeast quarter of said Section 30; thence North 89DEG.57'12" East along the North line of said Southeast quarter of the Southeast quarter 279.72 feet; thence South 0DEG.08'49" East 113.80 feet; thence South 45DEG.08'49" East 43.64 feet;
thence South 00DEG.08'49" East 6.02 feet; thence North 89DEG.51'11" East 6.02 feet; thence South 45DEG.08'49" East 109.16 feet to a point on a curve to the right, the radius point of which bears North 53DEG.23'53" West 144.69 feet; thence Southwesterly along the arc of said curve 31.63 feet to a point of tangency; thence South 49DEG.07'42" West 38.22 feet to a point of a 205.32 foot radius curve to the left; thence Southwesterly along the arc of said curve 37.77 feet; thence North 45DEG.08'49" West 186.99 feet; thence South 89DEG.51'11"
West 5.23 feet; thence South 0DEG.08'49" East 62.88 feet; thence South 89DEG.51'11" West 179.63 feet to the point of BEGINNING.

                                    EXHIBIT J
                         TO PURCHASE AND SALE AGREEMENT
                            DATED AS OF MAY 15, 1996

                              PIONEER FEE PROPERTY


PARCEL 1:
BEGINNING at a point South 89DEG.56'54" West 1054.1 feet and North 0DEG.04'58" West 173.0 feet from the Southeast corner of Section 30, Township 1 South, Range 1 West, Salt Lake Base and Meridian, (said point also being on the Westerly line of 4155 West Street), which point is also the Northeast corner of the HCA Properties, Inc. property contained in that certain Warranty Deed recorded September 11, 1981 as Entry No. 3603565, in Book 5291, at Page 153 of the Official Records; and running thence West along said HCA Properties, Inc., North boundary line, 100.00 feet to the Northwest corner of the HCA Properties, Inc. property; thence along the West boundary of the said HCA Properties, Inc. property South 0DEG.04'58" East 140.0 feet to the North line of 3500 South Street; thence along said North line of said 3500 South Street South 89DEG.56'54" West 171.0 feet to a point on the West line of the Southeast quarter of the Southeast quarter of said Section 30; thence along said West line North 1295 feet to the 1/16 Section line; thence East 425.88 feet, more or less, to a point on the West line of vacated 4155 West Street; thence along said West line South 0DEG.05' East 150.24 feet, more or less, to a point of tangency with a 144.69 foot radius curve to the right; thence Southwesterly 124.27 feet along said curve to a point of tangency; thence South 49'07'42" West 38.22 feet to a point of tangency with a 205.32 foot radius curve to the left; thence Southwesterly 175.79 feet along said curve to a point of tangency; thence South 723.44 feet to the point of BEGINNING.

TOGETHER WITH the West one-half of the vacated street (4155 West Street) abutting a portion of the said property on the East.

EXCEPTING THEREFROM the following described property conveyed to National Health Investors, Inc. in that certain Special Warranty Deed recorded March 2, 1993 as Entry No. 5445234, in Book 6613, at Page 1040 of the Official Records, to-wit: BEGINNING at a point on the West line of the Southeast quarter of the Southeast quarter of Section 30, said point being South 89DEG.56'54" West along the Section line 1323.97 feet and North 0DEG.08'49" West 1093.53 feet from the Southeast corner of Section 30, Township 1 South, Range 1 West, Salt Lake Base and Meridian; and running thence North 0DEG.08'49" West along said West line 234.16 feet to the Northwest corner of the Southeast quarter of the Southeast quarter of said Section 30; thence North 89DEG.57'12" East along the North line of said Southeast quarter of the Southeast quarter 279.72 feet; thence South 0DEG.08'49" East 113.80 feet; thence South 45DEG.08'49" East 43.64 feet; thence South 00DEG.08'49" East
6.02 feet; thence North 89DEG.51'11" East 6.02 feet; thence South 45DEG.08'49" East 109.16 feet to a point on a curve to the right, the radius point of which bears North 53DEG.23'53" West 144.69 feet; thence Southwesterly along the arc of said curve 31.63 feet to a point of tangency; thence South 49DEG.07'42" West 38.22 feet to a point of a 205.32 foot radius curve to the left; thence Southwesterly along the arc of said curve 37.77 feet; thence North 45DEG.08'49" West 186.99 feet; thence South 89DEG.51'11" West 5.23 feet; thence South

0DEG. 08'49" East 62.88 feet; thence South 89DEG. 51'11" West 179.63 feet to the point of BEGINNING.

PARCEL 2:
BEGINNING at a point on the North right of way line of 3500 South Street and the West right of way line of 4155 West Street, said point being South 89DEG.56'54" West 1057.25 feet, more or less, and North 0DEG.03'06" West 33 feet from the Southeast corner of Section 30, Township 1 South, Range 1 West, Salt Lake Base and Meridian; and running thence North 0DEG.03'06" West along said West right of way line 140.0 feet, more or less, to the Southerly boundary line of the Valley West Hospital, Inc. property as described in that certain Warranty Deed recorded January 26, 1979 as Entry No. 3229774, in Book 4806, at Page 585, Salt Lake County Recorder's Office; thence South 89DEG.56'54" West along said South boundary line 100.0 feet, more or less, to an Easterly boundary line of Valley West Hospital's property as described in the Warranty Deed described hereinabove; thence South 0DEG.03'06" East along said East boundary line 140.0 feet, more or less, to the North right of way line of 3500 South Street; thence North 89DEG.56'54" East along said North right of way line 100.00 feet, more or less, to the point of BEGINNING.

PARCEL 3:
BEGINNING at a point 885.275 feet West and 33 feet North from the Southeast corner of Section 30, Township 1 South, Range 1 West, Salt Lake Base and Meridian; and running thence West along the North line of 3500 South Street
108.525 feet, more or less, to the East line of 4155 West Street; thence North 0DEG.04'58" West along said East line 167 feet; thence North 89DEG.56'54" East
108.525 feet, more or less; thence South 167 feet to the point of BEGINNING.

PARCEL 4:
BEGINNING at a point South 89DEG.56'54" West 994.1 feet and North 0DEG.04'58" West 283.0 feet from the Southeast corner of Section 30, Township 1 South, Range 1 West, Salt Lake Base and Meridian, (which point of beginning is on the Easterly line of 4155 West Street); and running thence North 0DEG.04'58" West 365 feet; thence East 300 feet; thence North 0DEG.04'58" West 320.0 feet; thence West 275.99 feet to a point on a 145.32 foot radius curve to the right; thence Northeasterly 39.70 feet along said curve to a point of tangency; thence North 49DEG.07'42" East 38.22 feet to a point on a 204.69 foot radius curve to the left; thence Northeasterly 175.81 feet along said curve to a point of tangency; thence North 0DEG.05' West 150.28 feet, more or less, to the 1/16 Section line; thence East 343.88 feet, more or less; thence South 710.0 feet; thence West 32.88 feet; thence South 265.255 feet; thence South 89DEG.56'54" West 285.00 feet; thence South 0DEG.04'58" East 70.00 feet; thence South 89DEG.56'54" West 180.53 feet to the point of BEGINNING.

EXCEPTING THEREFROM that portion located within the bounds of 3390 South Street (also known as Pioneer Parkway).

TOGETHER WITH the East one-half of the vacated street (4155 West Street) abutting a portion of said property on the West.

PARCEL 5:
BEGINNING at a point North along the Section line 796.505 feet and West 170.35 feet from the Southeast corner of Section 30, Township 1 South, Range 1 West, Salt Lake Base and Meridian; and running thence West 324.65 feet; thence North
178.25 feet; thence East 324.65 feet; thence South 178.25 feet to the point of BEGINNING.

PARCEL 6:
BEGINNING at point in the center of 4000 West Street 618.255 feet North of the Southeast corner of Section 30, Township 1 South, Range 1 West, Salt Lake Base and Meridian; and running thence North 178.25 feet; thence West 495 feet; thence South 178.25 feet; thence East 495 feet to the point of BEGINNING.

EXCEPTING THEREFROM those portions located within the bounds of 4000 West Street and 3390 South Street (also known as Pioneer Parkway).

PARCEL 7:
BEGINNING at a point on the East line of 4000 West Street, said point being North 0DEG.02'10" West along the section line 788.49 feet and East 33.0 feet from the Southwest corner of Section 29, Township 1 South, Range 1 West, Salt Lake Base and Meridian; and running thence North 0DEG.02'10" West along said East line 200.00 feet; thence East 420.00 feet; thence South 0DEG.02'10" East
200.00 feet; thence West 420.00 feet to the point of BEGINNING.

PARCEL 8:
BEGINNING North 0DEG.02'10" West 788.1 feet and North 89DEG.57'50" East 40 feet from the Southwest corner of Section 29, Township 1 South, Range 1 West, Salt Lake Base and Meridian; and running thence North 0DEG.02'10" West 1.78 feet; thence East 413 feet; thence South to the North line of Rockwood Way; thence Westerly along said North line to the point of BEGINNING.

                                    EXHIBIT K
                         TO PURCHASE AND SALE AGREEMENT
                            DATED AS OF MAY 15, 1996

                         PIONEER PERMITTED ENCUMBRANCES


     [To be supplied by MTHM]

                                    EXHIBIT L
                         TO PURCHASE AND SALE AGREEMENT
                            DATED AS OF MAY 15, 1996

                            HALSTEAD BOND ENDORSEMENT




HEREBY ASSIGNED TO _________________________ AS SET FORTH IN THAT CERTAIN PURCHASE AND SALE AGREEMENT DATED AS OF MAY 15, 1996 MADE BETWEEN AND AMONG PARACELSUS HEALTHCARE CORPORATION, PARACELSUS HALSTEAD HOSPITAL, INC., PARACELSUS ELMWOOD MEDICAL CENTER, INC., PARACELSUS PIONEER VALLEY HOSPITAL, INC., AMERICAN HEALTH PROPERTIES, INC., AHP OF KANSAS, INC., AHP OF NEW ORLEANS, INC. AND AHP OF UTAH, INC., WITHOUT RECOURSE, REPRESENTATION OR WARRANTY, EXCEPT AS SET FORTH IN SUCH PURCHASE AND SALE AGREEMENT.


                          _______________________________



                          _______________________________
                          By_____________________________


STATE OF _____________        )
                              ) ss.
COUNTY OF ____________        )

     The foregoing instrument was acknowledged before me this ___ day of ________, 1996 by ________________________ for ______________________________, a
_________ corporation.

                          _______________________________
                          Notary Public
                          Address:_______________________
                          _______________________________


My commission expires:  _______________________

                                    EXHIBIT M
                         TO PURCHASE AND SALE AGREEMENT
                            DATED AS OF MAY 15, 1996

                       ASSIGNMENT OF HALSTEAD MASTER LEASE


Recording Requested by and              )
When Recorded Return to                 )
                                        )
DAVIS, GRAHAM & STUBBS LLP              )
P.O. Box 185                            )
Denver, CO 80201-0185                   )
Attn: Joel Benson, Esq.                 )
______________________________________________________________________________

                       ASSIGNMENT AND ASSUMPTION OF LEASE


     THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this "Assignment") is made and entered into as of the 15th day of May, 1996 (the "Effective Date") by and between AHP OF KANSAS, INC., a Kansas corporation ("Assignor"), and PARACELSUS PIONEER VALLEY HOSPITAL, INC., a Utah corporation ("Assignee").


                                    RECITALS

     A. Assignor and Assignee (together with other parties) have entered into that certain Purchase and Sale Agreement (the "Agreement"), whereby Assignor has agreed to sell to Assignee, and Assignee has agreed to purchase from Assignor, certain assets relating to a general acute care hospital located in Halstead, Kansas and known as the Halstead Hospital, including all of Assignor's right, title, and interest in, to, and under that certain Lease, dated as of June 30, 1993 by and between the City of Halstead as lessor (the "Landlord") and Assignor as lessee (referred to herein as the "Lease"), notice of which is given by an instrument denominated "Memorandum of Lease and Option to Purchase," which was recorded on June 30, 1993 in Book 338, Page 436 in the miscellaneous records of Harvey County, Kansas.

     B. The Lease covers the property (the "Property") described in EXHIBIT A attached hereto.

     C. Concurrently with the execution of this Assignment, the parties to the Agreement have consummated the closing of the transactions contemplated therein. Pursuant to the terms of the Agreement, Assignor and Assignee wish to effect the assignment of the Lease from Assignor to Assignee.

                                   ASSIGNMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Assignor and Assignee each hereby promise and agree as follows:

     1. ASSIGNMENT. As of the Effective Date, Assignor hereby assigns to Assignee, its successors and assigns forever, all of Assignor's right, title, interest, obligations and liabilities under the Lease.

     2. ACCEPTANCE AND ASSUMPTION. As of the Effective Date, Assignee hereby accepts the foregoing assignment and hereby assumes and agrees to perform and discharge all liabilities and obligations in accordance with the terms of the Lease; provided however, that Assignee does not assume any obligations or liabilities which arose under the Lease prior to the Effective Date.

     3. INDEMNIFICATION BY ASSIGNEE. Assignee hereby agrees to indemnify and hold Assignor harmless from any and all claims, demands, losses, expenses, causes of action or damages, including reasonable attorneys fees, arising under the Lease because of events that occur after the Effective Date and because of any failure of Assignee to perform obligations under the Lease after the Effective Date.

     4. INDEMNIFICATION BY ASSIGNOR. Assignor hereby agrees to indemnify and hold Assignee harmless from any and all claims, demands, losses, expenses, causes of action or damages, including reasonable attorneys fees, arising under the Lease because of events that occurred before the Effective Date and because of any failure of Assignor to perform obligations under the Lease before the Effective Date.

     5. REPRESENTATIONS AND WARRANTIES. Assignor hereby represents and warrants to Assignee, as of the Effective Date, as follows:

          A.   The Lease has not been modified, amended, or assigned.

          B. All amounts payable by Assignor under the Lease through the Effective Date have been paid in full.

          C. Assignor has complied with all of its obligations under the Lease through the Effective Date.

          D. Assignor has received no notice claiming any default by Assignor under the Lease and Assignor is aware of no condition which, with the receipt of notice or the passage of time, or both, may constitute a default by Assignor under the Lease.

          E. There is no outstanding default by the Landlord under the Lease and Assignor is aware of no conditions which, with the giving of notice or the passage of time, or both, may constitute a default by the Landlord under the Lease.


     DATED as of the date first above written.

ASSIGNOR:                AHP OF KANSAS, INC., a Kansas corporation


                         By:
                              ------------------------------------
                              Joseph P. Sullivan, President



ASSIGNEE:                PARACELSUS PIONEER VALLEY HOSPITAL, INC., a Utah
                         corporation


                         By:
                              ------------------------------------
                              Robert C. Joyner, Vice President



STATE OF CALIFORNIA      )
                         ) ss.
COUNTY OF LOS ANGELES    )


     The foregoing instrument was acknowledged before me this _____ day of May, 1996, by Joseph Sullivan, as President of AHP of Kansas, Inc., a Kansas corporation.

     Witness my hand and official seal.

     My commission expires:  ______________________________________


                                        _______________________________
                                        Notary Public

STATE OF CALIFORNIA           )
                              ) ss.
COUNTY OF LOS ANGELES         )



                    The foregoing instrument was acknowledged before me this _____ day of May, 1996, by Robert C. Joyner, as Vice President of Paracelsus Pioneer Valley Hospital, Inc., a Utah corporation.

                    Witness my hand and official seal.

                    My commission expires:  _______________________________


                                             _______________________________
                                             Notary Public

                                    EXHIBIT A
                                       TO
                       ASSIGNMENT AND ASSUMPTION OF LEASE

Legal Description of the Property:

                                    EXHIBIT N
                         TO PURCHASE AND SALE AGREEMENT
                            DATED AS OF MAY 15, 1996

                        TERMINATION OF HALSTEAD SUBLEASE

                                    EXHIBIT O
                         TO PURCHASE AND SALE AGREEMENT
                            DATED AS OF MAY 15, 1996
                              NOTICE OF ASSIGNMENT


     See Separate Pages Attached.

                                    EXHIBIT P
                         TO PURCHASE AND SALE AGREEMENT
                            DATED AS OF MAY 15, 1996

                              CONSENT TO ASSIGNMENT


     See Separate Pages Attached.

                                    EXHIBIT Q
                         TO PURCHASE AND SALE AGREEMENT
                            DATED AS OF MAY 15, 1996

                         HALSTEAD EQUIPMENT BILL OF SALE


     See Separate Pages Attached.

                                    EXHIBIT R
                         TO PURCHASE AND SALE AGREEMENT
                            DATED AS OF MAY 15, 1996

                      HALSTEAD UCC-3 TERMINATION STATEMENTS


     See Separate Pages Attached.

                                    EXHIBIT S
                         TO PURCHASE AND SALE AGREEMENT
                            DATED AS OF MAY 15, 1996

                        AHP KANSAS OFFICER'S CERTIFICATE

                                    EXHIBIT T
                         TO PURCHASE AND SALE AGREEMENT
                            DATED AS OF MAY 15, 1996

                  HALSTEAD ACCEPTANCE AND ASSUMPTION AGREEMENT





City of Halstead, Kansas
303 Main
Halstead, Kansas 67056
Attention: City Clerk


Ladies and Gentlemen:

     Pursuant to Section 9.3 of that certain Lease (the "Lease") dated June 30, 1993 by and between The City of Halstead, Kansas and AHP of Kansas, Inc. ("AHP"), please be advised that Paracelsus Pioneer Valley Hospital, Inc. ("Paracelsus"), successor by merge to Paracelsus Halstead Hospital, Inc., the proposed assignee of the Lease, expressly accepts the assignment of the Lease and assumes and agrees to perform all of the obligations of AHP under the Lease.


                                        Yours very truly,



                                        Paracelsus Pioneer Valley Hospital, Inc.

                                    EXHIBIT U
                         TO PURCHASE AND SALE AGREEMENT
                            DATED AS OF MAY 15, 1996

                          DEED TO ELMWOOD FEE PROPERTY


     See Separate Pages Attached.

                                    EXHIBIT V
                         TO PURCHASE AND SALE AGREEMENT
                            DATED AS OF MAY 15, 1996

                          TERMINATION OF ELMWOOD LEASE

                                   EXHIBIT V-1
                         TO PURCHASE AND SALE AGREEMENT
                            DATED AS OF MAY 15, 1996

                       ASSIGNMENT OF ELMWOOD PARKING LEASE

                                    EXHIBIT W
                         TO PURCHASE AND SALE AGREEMENT
                            DATED AS OF MAY 15, 1996

                      ELMWOOD UCC-3 TERMINATION STATEMENTS

     See Separate Pages Attached.

                                    EXHIBIT X
                         TO PURCHASE AND SALE AGREEMENT
                            DATED AS OF MAY 15, 1996

                      AHP NEW ORLEANS OFFICER'S CERTIFICATE

                                    EXHIBIT Y
                         TO PURCHASE AND SALE AGREEMENT
                            DATED AS OF MAY 15, 1996

                          DEED TO PIONEER FEE PROPERTY

                                    EXHIBIT Z
                         TO PURCHASE AND SALE AGREEMENT
                            DATED AS OF MAY 15, 1996

                            FORM OF OWNER'S AFFIDAVIT

                                   EXHIBIT AA
                         TO PURCHASE AND SALE AGREEMENT
                            DATED AS OF MAY 15, 1996

                          LEASE OF PIONEER FEE PROPERTY



     See Separate Pages Attached.

                                   EXHIBIT BB
                         TO PURCHASE AND SALE AGREEMENT
                            DATED AS OF MAY 15, 1996

                           PIONEER SECURITY AGREEMENT


     See Separate Pages Attached.

                                   EXHIBIT CC
                         TO PURCHASE AND SALE AGREEMENT
                            DATED AS OF MAY 15, 1996

                    CALIFORNIA FACILITIES SECURITY AGREEMENT


     See Separate Pages Attached.

                                   EXHIBIT DD
                         TO PURCHASE AND SALE AGREEMENT
                            DATED AS OF MAY 15, 1996

                    COLLATERAL ASSIGNMENT OF LEASES AND RENTS


     See Absolute Assignment of Subleases and Rents Attached.

                                   EXHIBIT EE
                         TO PURCHASE AND SALE AGREEMENT
                            DATED AS OF MAY 15, 1996

                       PIONEER UCC-1 FINANCING STATEMENTS


     See Separate Pages Attached.

                                   EXHIBIT FF
                         TO PURCHASE AND SALE AGREEMENT
                            DATED AS OF MAY 15, 1996

              CERTIFICATE OF PARACELSUS UTAH OF NON-FOREIGN STATUS

                                   EXHIBIT GG
                         TO PURCHASE AND SALE AGREEMENT
                            DATED AS OF MAY 15, 1996

                      PARACELSUS UTAH OFFICER'S CERTIFICATE

                                   EXHIBIT HH
                         TO PURCHASE AND SALE AGREEMENT
                            DATED AS OF MAY 15, 1996

                         AHP UTAH OFFICER'S CERTIFICATE

                                   EXHIBIT II
                         TO PURCHASE AND SALE AGREEMENT
                            DATED AS OF MAY 15, 1996

                        PARACELSUS COUNSEL LEGAL OPINION

                                   EXHIBIT JJ
                         TO PURCHASE AND SALE AGREEMENT
                            DATED AS OF MAY 15, 1996

                             ARBITRATION PROCEDURES

                                   EXHIBIT KK
                         TO PURCHASE AND SALE AGREEMENT
                            DATED AS OF MAY 15, 1996

                         FORM OF ELMWOOD PROMISSORY NOTE

                                   EXHIBIT LL
                         TO PURCHASE AND SALE AGREEMENT
                            DATED AS OF MAY 15, 1996

                        FORM OF ELMWOOD LETTER OF CREDIT

                                   EXHIBIT MM
                         TO PURCHASE AND SALE AGREEMENT
                            DATED AS OF MAY 15, 1996

               FORM OF PIONEER ASSIGNMENT AND ASSUMPTION AGREEMENT

                                  SCHEDULE 4.1
                         TO PURCHASE AND SALE AGREEMENT
                            DATED AS OF MAY 15, 1996

                   HALSTEAD EQUIPMENT LEASE PAYOFF CALCULATION


     1.   Assumed Closing Date of May 15, 1996

     Principal Balance
     (after 5/1/96 scheduled payment)        $1,484,493.86

     Interest Accrual @ $399.06/day
     for 15 days                                  5,985.90
                                             -------------
               Total                         $1,490,479.76


     2.   Other Closing Dates in May

     For any other Closing Date during May, 1996, the payoff amount will consist of the sum of $1,484,493.86, plus $399.06 for each day in May to and including the Closing Date.

                                  SCHEDULE 8.9
                         TO PURCHASE AND SALE AGREEMENT
                            DATED AS OF MAY 15, 1996

                    PIONEER FEE PROPERTY LEASES AND SUBLEASES
                            CONSENTED TO BY AHP UTAH


     Katheryn Allen
     Jon Richard Aoki, M.D.
     Gregory P. Dupont, M.D.
     Shirl R. Graff, M.D.
     Granger Medical Clinic, Inc.
     Heart Care Lease
     David McCray, M.D.
     Thomas M. McNeilis, M.D.
     Mountain West Cardiology Associates
     Nighttime Pediatric Clinics, Inc.
     Philip V. Savia, Jr., M.D.
     Steven Shirts, M.D.
     Roy M. Slezak, M.D.
     Western Urological Clinic, P.C.
     J.D. Burrows, M.D.
     J. Wilmoth, M.D.
     National Health Advisors

                                  SCHEDULE 13.1
                         TO PURCHASE AND SALE AGREEMENT
                            DATED AS OF MAY 15, 1996

                         PIONEER HOSPITAL RELATED RIGHTS


     Pioneer Right of First Refusal
     Pioneer Rights to Purchase
     Pioneer Leasehold Property